Exhibit 10.59

THIS INSTRUMENT PREPARED BY
AND WHEN RECORDED RETURN TO:

Kilpatrick Stockton LLP Hearst Tower, Suite 2500 214 North Tryon Street Charlotte, North Carolina 28202 Attn: John Nicholas Suhr, Jr., Esq.
(SPACE ABOVE THIS LINE FOR RECORDER’S USE)

Loan No.: 50-2860546	Pooled Assets

UTC PROPERTIES LLC,

as Borrower

to

TRSTE, INC.,

as Trustee

For the benefit of

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Lender

DEED OF TRUST, SECURITY AGREEMENT

AND FIXTURE FILING

COLLATERAL IS OR INCLUDES FIXTURES

i

2.21	Additional Taxes	39
2.22	Secured Indebtedness	40
2.23	Borrower’s Waivers	40
2.24	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	41
2.25	Attorney-in-Fact Provisions	41
2.26	Management	42
2.27	Hazardous Waste and Other Substances	42
2.28	Indemnification; Subrogation	48
2.29	Covenants with Respect to Existence, Indebtedness, Operations, Fundamental Changes of Borrower	49
2.30	Embargoed Person	53
2.31	Anti-Money Laundering	53
2.32	ERISA	54
2.33	Opinion Assumptions	54

ARTICLE III. RESERVES AND CASH MANAGEMENT		55
3.1	Reserves Generally	55
3.2	Impound Account	56
3.3	Debt Service Reserve	57
3.4	Rollover Reserve	57
3.5	Reimaging Capital Expenditure Reserve	57
3.6	Replacement Reserve	57
3.7	Cash Management Agreement	58

ARTICLE IV. EVENTS OF DEFAULT		58
4.1	Events of Default	58

ARTICLE V. REMEDIES		60
5.1	Remedies Available	60
5.2	Application of Proceeds	63
5.3	Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney	64
5.4	Occupancy After Foreclosure	65
5.5	Notice to Account Debtors	65
5.6	Cumulative Remedies	65
5.7	Payment of Expenses	66

ARTICLE VI. MISCELLANEOUS TERMS AND CONDITIONS		66
6.1	Time of Essence	66
6.2	Release of Deed of Trust	66
6.3	Certain Rights of Lender	66
6.4	Waiver of Certain Defenses	66
6.5	Notices	66
6.6	Successors and Assigns; Joint and Several Liability	67
6.7	Severability	67
6.8	Gender	67
6.9	Waiver; Discontinuance of Proceedings	67
6.10	Section Headings	68
6.11	GOVERNING LAW	68

ii

6.12	Counting of Days	68
6.13	Relationship of the Parties	68
6.14	Application of the Proceeds of the Note	68
6.15	Unsecured Portion of Indebtedness	68
6.16	Cross Default; Cross-Collateralization	68
6.17	Interest After Sale	69
6.18	Inconsistency with Other Loan Documents	69
6.19	Construction of this Document	69
6.20	No Merger	69
6.21	Rights With Respect to Junior Encumbrances	69
6.22	Lender May File Proofs of Claim	69
6.23	Fixture Filing	70
6.24	After-Acquired Property	70
6.25	No Representation	70
6.26	Counterparts	70
6.27	Personal Liability	70
6.28	Recording and Filing	70
6.29	Entire Agreement and Modifications	71
6.30	Intentionally Reserved	71
6.31	Secondary Market	71
6.32	Dissemination of Information	71
6.33	Certain Matters Relating to Property Located in the State of California	71
6.34	Intentionally Deleted	72
6.35	Splitting the Loan	72
6.36	Release of Individual Property	72
6.37	Substitution of Individual Property	73

ARTICLE VII. CONCERNING THE TRUSTEE		80
7.1	Certain Rights	80
7.2	Retention of Money	80
7.3	Successor Trustees	80
7.4	Perfection of Appointment	81
7.5	Succession Instruments	81
7.6	No Representation by Trustee or Lender	81

iii

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

NOTICE: THIS DEED OF TRUST ALSO CONSTITUTES AND IS FILED AS A FIXTURE FILING UNDER CALIFORNIA COMMERCIAL CODE SECTION 9502(c) AND COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE LAND DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS DEED OF TRUST IS TO BE FILED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF BORROWER, AS “DEBTOR”, AND LENDER, AS “SECURED PARTY”. THE BORROWER IS A RECORD OWNER OF AN INTEREST IN THE LAND DESCRIBED HEREIN.

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (as the same may from time to time be amended, consolidated, renewed or replaced, this “Deed of Trust”) is made as of March 30, 2007 by UTC PROPERTIES LLC, a Delaware limited liability company, as grantor (“Borrower”), whose address is P.O. Box 6380, Newport Beach, California 92658-6380, Attn: Senior Vice President, Project Finance and Banking, to TRSTE, INC., a Virginia corporation, as Trustee (“Trustee”), having an address at 301 South College Street, Charlotte, North Carolina 28288, for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as beneficiary (together with its successors and assigns, “Lender”), whose address is Commercial Real Estate Services, 8739 Research Drive URP - 4, NC 1075, Charlotte, North Carolina 28262.

WITNESSETH:

THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10.00), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, BORROWER HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS TO TRUSTEE, IN TRUST FOR LENDER, with power of sale, all of Borrower’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired by Borrower (collectively, the “Property”):

(A) All that certain real property situated in the County of San Diego, State of California, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Premises”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Borrower therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

(B) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Premises (the “Improvements”);

(C) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Borrower and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Borrower as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

(D) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

(E) All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

(F) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

(G) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Lender pursuant to this Deed of Trust or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Reserves (as hereinafter defined);

(H) All leases (including, without limitation, oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Premises or the Improvements (each, a “Lease” and collectively, “Leases”), whether written or oral, now or hereafter entered into and all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits (collectively, the “Rents and Profits”) of the Premises or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Leases or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a “Tenant” and collectively, “Tenants”), as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 2.7 hereinbelow;

(I) All contracts and agreements now or hereafter entered into covering any part of the Premises or the Improvements (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Premises or the Improvements (including plans, drawings, surveys, tests, reports and governmental approvals) or to the management or operation of any part of the Premises or the Improvements;

(J) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

(K) All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Borrower has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Premises or the Improvements, excluding the names “The Irvine Company” or any variants thereof, the logos associated with such names or the goodwill associated with such names and/or logo (collectively, the “General Intangibles”);

(L) All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

(M) All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Premises or the Improvements;

(N) All right, title and interest of Borrower in any insurance policies or binders now or hereafter relating to the Property, including any unearned premiums thereon, excluding any insurance coverage, or any proceeds payable thereunder, that is not expressly required by Lender hereunder, and subject to the provisions contained in Section 2.3;

(O) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, excluding any insurance coverage, or any proceeds payable thereunder, that is not expressly required by Lender hereunder, and subject to the provisions contained in Sections 2.3 and 2.5; and

(P) All other or greater rights and interests of every nature in the Premises or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Borrower.

FOR THE PURPOSE OF SECURING:

(1) The loan (the “Loan”) evidenced by that certain Promissory Note Secured by Deed of Trust (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof, is hereinafter referred to as the “Note”) made by Borrower payable to the order of Lender in the principal face amount of One Hundred Fifty-Seven Million and No/100 Dollars ($157,000,000.00), together with interest as therein provided;

(2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (as hereinafter defined), exclusive of those arising under, the Environmental Indemnity Agreement (as hereinafter defined) (the Note, this Deed of Trust, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the “Loan Documents”) and the payment of all other sums herein or therein covenanted to be paid;

(3) Any and all additional advances made by Lender to protect or preserve the Property or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Borrower remains the owner of the Property at the time of such advances); and

(4) Any and all other indebtedness now owing or which may hereafter be owing by Borrower to Lender under the Loan Documents, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

(All of the sums referred to in Paragraphs (1) through (4) above are herein referred to as the “Debt”).

TO HAVE AND TO HOLD the Property unto Trustee, its successors and assigns forever, for the benefit of Lender, its successors and assigns, and Borrower does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Property, subject to the Permitted Encumbrances (as hereinafter defined), to Lender and Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof;

PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note or under the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and the Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, the liens, security interests, estates and rights granted by this Deed of Trust shall be satisfied and the estate, right, title and interest of Lender in the Property shall cease, and upon payment to Lender of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Lender shall promptly satisfy and release this Deed of Trust of record and the lien hereof by proper instrument.

ARTICLE I.

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Lender, its successors and assigns, that:

1.1 Organization; Special Purpose. Borrower and its sole member have been duly organized and are each validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Borrower and its sole member are each duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted. Borrower is a Single-Purpose Entity in compliance with the provisions of Section 2.29 hereof. All of the assumptions made in that certain substantive non-consolidation opinion letter dated the date hereof, delivered by Borrower’s counsel in connection with the Loan (the “Non-Consolidation Opinion”), including, but not limited to, any exhibits attached thereto, are true and correct in all material respects.

1.2 Title. Borrower has good, marketable and indefeasible fee simple title to the Property, subject only to (i) those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Deed of Trust delivered as of the date hereof which Lender has agreed to accept, and (ii) those matters otherwise expressly permitted by the terms of the Loan Documents or by Lender’s written approval (such items being the “Permitted Encumbrances”), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Property in the manner and form hereby done or intended. Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. This Deed of Trust creates (i) a valid, perfected lien on the Premises, subject only to Permitted Encumbrances and the liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents. There are no security agreements or financing statements affecting all or any portion of the Property other than (i) as disclosed in writing by Borrower to Lender prior to the date hereof and (ii) the security agreements and financing statements created in favor of Lender. There are no claims for payment for work, labor or materials affecting the Premises which are or may become a lien prior to, or of equal priority with, the liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Deed of Trust, materially and adversely affect the value of the Premises, materially and adversely impair the current use or operations of the Premises or materially and adversely impair Borrower’s ability to pay its obligations in a timely manner. The foregoing warranty of title shall survive the foreclosure of this Deed of Trust and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure.

1.3 No Bankruptcy Filing. No bankruptcy, insolvency proceedings or liquidation of all or a substantial portion of the Property is pending or contemplated by Borrower or, to the best knowledge of Borrower, against Borrower, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby (an “Indemnitor”). No petition in bankruptcy has been filed against Borrower or any general partner, manager, sole member, managing member or majority shareholder of Borrower, as applicable (collectively, the “Borrower Parties”, each a “Borrower Party”), and no Borrower Party has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

1.4 Full and Accurate Disclosure. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or intentionally omits to state any material fact necessary to make statements contained therein not misleading in any material respect. There is no material fact presently known to Borrower that has not been disclosed to Lender which materially and adversely affects, or, as far as Borrower can foresee, might materially and adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower. To Borrower’s knowledge, all financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender with respect to Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Deed of Trust. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or, to Borrower’s knowledge, the Property from that set forth in said financial statements.

1.5 Proceedings; Enforceability. The execution, delivery and performance of this Deed of Trust, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Borrower in accordance with the respective terms thereof (subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), and do not contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will constitute a default) under the partnership agreement, articles of incorporation, operating agreement or other organizational documents of Borrower or any contract or agreement of any nature to which Borrower is a party or by which Borrower or any of its property may be bound and do not violate or contravene in any material respect any law, order, decree, rule or regulation to which Borrower is subject. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury.

1.6 No Conflicts. Borrower is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any governmental authority or agency in connection with or as a condition to the execution, delivery or performance of this Deed of Trust, the Note or the other Loan Documents which has not been so obtained or filed. Borrower has obtained or made all necessary (i) consents, approvals and authorizations and registrations and filings of or with all governmental authorities or agencies and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other non-governmental persons and/or entities, in each case, which are required to be obtained or made by Borrower in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

1.7 Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used by Borrower for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation T, U or X or any other regulation of such Board of Governors, or for any purpose prohibited by law or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

1.8 Taxes. Borrower and any general partner or managing member of Borrower, if any, has filed all federal, state and local tax returns required to be filed as of the date hereof and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and any general partner or managing member, if any, as of the date hereof. Borrower and any general partner or managing member, if any, believe that their respective tax returns properly reflect the income and taxes of Borrower and said general partner or managing member, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit. Borrower and the Property are free from any past due obligations for sales and payroll taxes.

1.9 ERISA. The assets of Borrower do not constitute “plan assets” of one or more such plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, within the meaning of 29 C.F.R. Section 2510.3-101.

1.10 Property Compliance. To the best of Borrower’s knowledge, information and belief, the Premises and the Improvements and the current intended use thereof by Borrower comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Property. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Premises. Neither the zoning nor, to the best of Borrower’s knowledge, information and belief, and except for the Permitted Encumbrances, any other right to construct, use or operate the Premises is in any way dependent upon or related to any property other than the Premises. To the best of Borrower’s knowledge, information and belief, all certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Premises have been obtained and are in full force and effect. The Premises and Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation. To the best of Borrower’s knowledge, information and belief, except as reflected in the Permitted Encumbrances, the Premises and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements.

1.11 Utilities. All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Premises and the Improvements for their intended purposes are available to the Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements. The Property is free from delinquent water charges, sewer rents, taxes and assessments.

1.12 Public Access. All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Premises and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Borrower. To the best of Borrower’s knowledge, information and belief, all curb cuts, driveways and traffic signals shown on the survey delivered to Lender prior to the execution and delivery of this Deed of Trust are existing and have been fully approved by the appropriate governmental authority.

1.13 Litigation; Agreements. There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or, to the best of Borrower’s knowledge, information and belief, threatened against or affecting Borrower (or, if Borrower is a partnership or a limited liability company, any of its general partners or members) or the Property which, if adversely determined, would materially impair either the Property or Borrower’s ability to perform the covenants or obligations required to be performed under the Loan Documents. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower’s business, properties, operations or condition, financial or otherwise. To the best of Borrower’s knowledge, information and belief, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance.

1.14 Physical Condition. As of the date of this Deed of Trust, (i) the Property is free from unrepaired damage caused by fire, flood, accident or other casualty, (ii) no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Borrower’s knowledge and belief, threatened or contemplated, (iii) except as may otherwise be disclosed in those certain property condition reports (collectively, the “Property Condition Report”) listed on Schedule 1.14 attached hereto, the Improvements are structurally sound, in good repair and, to Borrower’s knowledge, free of defects in materials and workmanship and, to Borrower’s knowledge, have been constructed and installed in substantial compliance with the plans and specifications relating thereto, and (iv) except as may otherwise be disclosed in the Property Condition Report, all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

1.15 Contracts. To Borrower’s knowledge, Borrower has delivered to Lender true, correct and complete copies of all material Contracts and all amendments thereto or modifications thereof. Each such Contract constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower’s knowledge, is enforceable against any other party thereto. To the best of Borrower’s knowledge, information and belief, no default exists, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a material adverse effect on Borrower or the Property. No Contract provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Deed of Trust. To Borrower’s knowledge, all Contracts affecting the Property have been entered into at arms-length in the ordinary course of Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

1.16 Leases. To Borrower’s knowledge, Borrower has delivered (i) a true, correct and complete schedule (each, a “Rent Roll”) of all Leases affecting each of the properties comprising the Property as identified on Exhibit B attached hereto (each, an “Individual Property”), and legally described on Exhibit A, as of the date hereof, which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the Tenant, the Lease expiration date, extension and renewal provisions, the base rent payable, the security deposit held thereunder and any other material provisions of such Lease and (ii) true, correct and complete copies of all Leases described in the applicable Rent Roll. To Borrower’s knowledge, each Lease constitutes the legal, valid and binding obligation of Borrower and, to the best of Borrower’s knowledge and belief, is enforceable against the Tenant thereof. To the best of Borrower’s knowledge, information and belief, no default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Borrower or the Property. To Borrower’s knowledge, no Tenant under any Lease has, as of the date hereof, paid rent more than one (1) month in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised. To Borrower’s knowledge, all security deposits required under such Leases have been fully funded and are held by Borrower in a manner consistent with applicable law. All work to be performed by Borrower under the Leases has been substantially performed, all contributions to be made by Borrower to the Tenants thereunder have been made and all other conditions precedent to each such Tenant’s obligations thereunder have been satisfied. Each Tenant under a Lease has entered into occupancy of the demised premises. To the best of Borrower’s knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors. No Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Deed of Trust.

1.17 Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Code, and the related Treasury Department regulations, including temporary regulations, and Section 18805 of the California Revenue and Taxation Code and any successor provision thereto.

1.18 Management Agreement. The property management agreement relating to the Premises (the “Management Agreement”) is in full force and effect and to the best of Borrower’s knowledge, there is no default, breach or violation existing thereunder by any party thereto beyond the expiration of applicable notice and grace periods thereunder and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Deed of Trust.

1.19 Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

1.20 Foreign Assets Control.

(a) None of the Borrower, any subsidiary of the Borrower or any Indemnitor is a Sanctioned Person (defined below). For purposes of the foregoing, a “Sanctioned Person” shall mean (i) a person named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time.

(b) Lender may reject or refuse to accept any Collateral for credit toward payment of the obligations hereunder or under any of the Loan Documents that is an account, instrument, chattel paper, lease, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person.

(c) Notwithstanding any grant of a security interest in the Collateral by virtue of other provisions of this Deed of Trust or under any of the Loan Documents, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or (ii) any lease in which the lessee is a Sanctioned Person shall be Collateral.

(d) Borrower shall pay any civil penalty or fine assessed by the U. S. Department of the Treasury’s Office of Foreign Assets Control against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by Lender as a result of the funding of the loan proceeds by Lender hereunder or the acceptance of payments hereunder or under the Note and other Loan Documents or of Collateral due under any of the Loan Documents.

All of the representations and warranties in this Article I and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE II.

COVENANTS OF BORROWER

For the purposes of further securing the Debt and for the protection of the security of this Deed of Trust, for so long as the Debt or any part thereof remains unpaid, Borrower covenants and agrees as follows:

2.1 Defense of Title. If, while this Deed of Trust is in force, the title to the Property or the interest of Lender therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or otherwise adversely affected, in each case, in any material manner, Borrower, at Borrower’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Lender, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Lender reasonably determines that Borrower is not adequately performing its obligations under this Section, Lender may, without limiting or waiving any other rights or remedies of Lender hereunder, take such steps with respect thereto as Lender shall deem reasonably necessary or proper and any and all reasonable costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date due hereunder until actually paid by Borrower, shall be immediately paid by Borrower within ten (10) days of Lender’s demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

2.2 Performance of Obligations. Borrower shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note. Borrower shall also pay all charges, fees and other sums required to be paid by Borrower as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Borrower set forth in the Loan Documents in accordance with their terms. Further, Borrower shall perform and comply in all material respects with all covenants, conditions, obligations and prohibitions required of Borrower in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Deed of Trust.

2.3 Insurance. Borrower shall, at Borrower’s expense, maintain in force and effect on the Property at all times while this Deed of Trust continues in effect the following insurance:

(a) Insurance against loss or damage to the Property by fire, lightning, windstorm, tornado, hail, terrorism (subject to the provisions contained herein and so long as such insurance is commercially available), riot and civil commotion, vandalism, malicious mischief, burglary and theft and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by a “Causes of Loss—Special Form” type of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements, exclusive of excavations, foundations, underground utilities and footings, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage. Each policy shall contain coverage insuring that the policy limit will be increased over time to reflect the replacement cost. “Full replacement cost,” as used herein and elsewhere in this Section 2.3, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Borrower shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions. The maximum deductible shall be $1,500,000.00 or such higher amount as is reasonably acceptable to Lender from time to time. With respect to its obtaining and maintaining terrorism insurance, as a condition to closing of the Loan, and on or before each annual anniversary thereafter during the term of the Loan or upon any insurance renewal, Borrower, at its sole election, may elect to satisfy its obligation to maintain terrorism insurance by providing to Lender either:

(i) A certificate evidencing its obtaining and maintenance of terrorism insurance with respect to the Property for such annual period (or insurance renewal period), with coverage in an amount which Borrower is able to obtain at a cost not to exceed $23,542.00 (this amount reflects twice the premium cost for terrorism coverage as of the date hereof) for the first year of the Loan (or insurance renewal period), as such premium cost dollar figure shall be increased by two and fifty-four one-hundredths percent (2.54%) on each annual anniversary thereafter (such premium amount, as increased, shall be referred to herein as the “Annual Cost Cap”); or

(ii) A guaranty (the “Terrorism Insurance Guaranty”) substantially in the form attached hereto as Exhibit D from a TIC Affiliated Entity (as hereinafter defined) having a net worth of at least one hundred percent (100%) of the outstanding Loan amount (an “Approved Guarantor”), under the terms of which, in the event of the occurrence of damage to the Property which would have been covered by terrorism coverage, the Approved Guarantor shall guaranty the expenditure of funds to repair or restore the Property in an amount not to exceed the coverage amount then available for the then applicable Annual Cost Cap or, in lieu of such repair or restoration, the partial prepayment of the Loan pursuant to the terms of the Note in an amount equal to the coverage amount then available for then applicable Annual Cost Cap and in accordance with the partial prepayment provisions of Section 1.5(c) of the Note (which, like any other application of insurance proceeds, shall not be subject to a prepayment penalty) and Section 2.5 hereof concerning casualty.

(b) If the “Causes of Loss—Special Form” policy required in subsection (a) above excludes coverage for wind damage, Borrower shall maintain separate coverage for such risk. If available, a minimum of twelve (12) months general business income coverage specifically relating to wind damage shall be required. The maximum deductible shall be $1,500,000.00, or such higher amount as is reasonably acceptable to Lender from time to time.

(c) Ordinance and law insurance is required if the Property is “non-conforming” with respect to any zoning requirements. Borrower shall maintain “Coverage A” against loss on value to the undamaged portion of the Improvements for the full replacement cost of the Improvements. Borrower shall also maintain “Coverage B” against the cost of demolition in an amount equal to ten percent (10%) of the total value of the Improvements and “Coverage C” against increased cost of reconstruction in an amount equal to twenty percent (20%) of the total value of the Improvements. The maximum deductible shall be $1,500,000.00, or such higher amount as is reasonably acceptable to Lender from time to time.

(d) Commercial General Liability Insurance (or its equivalent) against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $10,000,000. The maximum self-insured retention or deductible shall be $1,000,000.00, or such higher amount as is reasonably acceptable to Lender from time to time.

(e) Equipment breakdown (also known as boiler and machinery insurance) is required if steam boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Premises, “Systems

Breakdowns” coverage shall be required, as determined by Lender. Minimum liability coverage per accident must equal the value of such unit(s). If available, a minimum of eighteen (18) months general business income coverage specifically relating to boiler and machinery damage shall be required. The maximum deductible shall be $1,500,000.00, or such higher amount as is reasonably acceptable to Lender from time to time. Co-insurance is prohibited.

(f) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured), or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program. If available, a minimum of eighteen (18) months general business income coverage specifically relating to flood damage shall be required. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

(g) During the period of any construction, renovation or alteration of the existing Improvements which exceeds 10% of the principal amount of the Note, at Lender’s reasonable request, Borrower shall demonstrate to Lender’s reasonable satisfaction that it has “Course of Construction” coverage in an amount reasonably acceptable to Lender.

(h) When required by applicable law, ordinance or other regulation, Worker’s Compensation and Employer’s Liability Insurance covering all persons subject to the worker’s compensation laws of the state in which the Property is located. Additionally, if Borrower has direct employees, Hired and Non-Owned Auto Insurance is required in an amount equal to $1,000,000 per occurrence.

(i) In addition to the specific risk coverage required herein, general business income (loss of rents) insurance in amounts sufficient to compensate Borrower for all Rents and Profits or income during a period of not less than twelve (12) months. The “actual loss” amount of coverage shall be adjusted annually to reflect the estimated Rents and Profits or income payable during the succeeding twelve (12) month period. Additionally, Lender, in its sole discretion and prior to any loss, may require an “Extended Period of Indemnity” endorsement for an additional six (6) months to allow for re-leasing of the Property. The maximum deductible shall be $1,500,000.00, or such higher amount as is reasonably acceptable to Lender from time to time.

(j) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated and (excluding environmental liability insurance, earthquake coverage or additional terrorism insurance (beyond that required under Section 2.3(a) above)), of the kinds from time to time as are generally required by institutional lenders for properties comparable to the Property, and are customarily insured against by persons of similar size and engaged in a similar type of business as Borrower located in the same or similar area as the Property and in such amounts as are generally available at commercially reasonable rates.

All such insurance shall (i) be with insurers authorized to do business in the state within which the Premises is located and who have and maintain a rating of at least A-VII or higher from A.M. Best (provided, however, that up to ten percent (10%) of such insurers may have a rating of at least B+:VII or higher from A.M. Best) , (ii) contain the complete address of the Premises (or a complete legal description), (iii) initially be for terms of at least one year, with premium prepaid, and (iv) include a standard, non-contributory, mortgagee clause naming EXACTLY:

Wachovia Bank, National Association,

its Successors and Assigns ATIMA

c/o Wachovia Bank, National Association, as Servicer

P.O. Box 563956

Charlotte, North Carolina 28256-3956

(A) as an additional insured under all liability insurance policies, (B) as the mortgagee on all property insurance policies and (C) as the loss payee on all loss of rents or loss of business income insurance policies.

Borrower shall, as of the date hereof, deliver to Lender original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Lender (such certificates shall serve as evidence of the payment of premiums related to such coverage). Borrower shall renew all such insurance and deliver to Lender an Accord 28 certificate (or equivalent) for proof of commercial property insurance and an Accord 25 certificate (or equivalent) for proof of liability insurance within five (5) business days after the date any such insurance shall expire. Borrower further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days’ prior written notice to Lender prior to any policy cancellation for any reason other than non-payment of premium and at least ten (10) days’ prior written notice to Lender prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; (iii) shall, to the extent available at commercially reasonable rates, waive all rights of subrogation against Lender; and (iv) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Borrower hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Lender’s applicable insurance requirements set forth in this Section 2.3. The delivery to Lender of the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under the insurance policies required by this Section 2.3 and relating to the Property by Borrower to Lender as further security for the Debt. Lender shall not have a security interest in, or any other rights to, any insurance proceeds that arise from any insurance coverage that is not expressly required by Lender under this Section 2.3. Subject to the limitations of the preceding sentence, in the event of foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to all proceeds then payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the coverage required by this Deed of Trust or evidence of its renewal as required herein (which shall be satisfied by the delivery of renewal certificates of insurance), Lender may, but shall not be obligated to, procure such insurance and Borrower shall pay all amounts advanced by Lender therefor, together with interest thereon at the Default Interest Rate from and after the date due until actually repaid by Borrower, promptly within ten (10) days of demand by Lender. Any amounts so advanced by Lender, together with interest thereon, shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance.

2.4 Payment of Taxes. Borrower shall pay or cause to be paid prior to delinquency, except to the extent provision is actually made therefor pursuant to Section 3.3 of this Deed of Trust, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Borrower shall cause to be furnished to Lender pursuant to a tax service, evidence showing payment of such taxes and assessments prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Borrower may, in good faith, by appropriate proceedings and upon notice to Lender, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss or forfeiture of the Property or any part thereof or any interest of Lender therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Borrower deposits in the Impound Account (as hereinafter defined) an amount reasonably determined by Lender to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties, or otherwise delivers to Lender a letter of credit or other security reasonably acceptable to Lender in such amount; provided, however, that Borrower shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

2.5 Casualty and Condemnation. Borrower shall give Lender prompt written notice of (i) the occurrence of any casualty affecting the Property or any portion thereof which is greater than two percent (2%) of the Loan amount, (ii) the institution of any proceedings for eminent domain or for the condemnation of the Property or any portion thereof or (iii) any written notification threatening the institution of any proceedings for eminent domain or for the condemnation of the Property or any portion thereof or any written request to execute a deed in lieu of condemnation affecting the Property or any portion thereof. All insurance proceeds on the Property arising from insurance coverage required by Section 2.3, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Lender. Lender may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Lender is hereby authorized, in its own name or in Borrower’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Borrower shall from time to time deliver to Lender any instruments required to permit such participation; provided, however, that, so long as no Event of Default has occurred and is continuing, Lender shall not have the right to adjust, settle or participate in the adjustment of any loss covered by insurance or any condemnation claim or cause of action. Borrower shall, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Insurance Proceeds (as defined below) or Condemnation Proceeds (as defined below) and, subject to Borrower’s right to receive the direct payment of any Net Proceeds (as defined below) as herein provided, will cause the same to be paid directly to Lender to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of an Event of default, Borrower may settle any insurance claim with respect to Net Proceeds which does not exceed five percent (5%) of the Loan amount (the “Casualty Amount”). Whether or not an Event of Default shall have occurred and be continuing, Lender shall have the right to approve, such approval not to be unreasonably withheld, conditioned or delayed, any settlement which might result in any Net Proceeds in excess of the Casualty Amount and Borrower shall deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such approval. Lender shall apply any sums received by it under this Section first to the payment of all of its reasonable out-of-pocket costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums. “Net Proceeds” for the purposes of this Section shall mean: (i) the net amount of all insurance proceeds received by Lender as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”) or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be. If the Net Proceeds shall be less than the Casualty Amount, then the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that no Event of Default has occurred and is continuing, and Borrower delivers to Lender a written undertaking to expeditiously commence and to complete with due diligence the restoration in accordance with the terms of this Agreement. If the Net Proceeds are equal to or greater than the Casualty Amount, the Net Proceeds shall be applied by Lender , as follows:

(a) In the event that less than fifteen percent (15%), in the case of condemnation, or forty percent (40%), in the case of casualty, of the fair market value or net rentable square footage of the Improvements located on the Premises of any Individual Property have been taken or destroyed, then if and so long as:

(1) no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, and

(2) the affected Individual Property can, in Lender’s reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (A) the expiration or lapse of the general business income (loss of rent) insurance payable in connection with such loss or damage, and (B) three (3) months prior to the stated maturity date of the Note, and

(3) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the affected Individual Property as described in Section (a)(2) above, and

(4) there are sufficient sums available (through insurance proceeds or condemnation awards and, to the extent of any deficiency, other funds available to Borrower, the full amount of the deficiency shall be expended by Borrower before Borrower’s use of such proceeds or awards for such restoration or repair (including, without limitation, for any reasonable out-of-pocket costs and expenses of Lender to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

(5) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the Debt in full is at least 1.00:1.

Lender shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, to Borrower in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior reasonable approval by Lender of plans and specifications, contractors and form of construction contracts and the furnishing to Lender of permits, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in its reasonable discretion, with any remainder being applied by Lender for payment of the Debt in whatever order Lender directs in its absolute sole discretion, provided that, if no Event of Default then exists, Lender shall release such remainder to Borrower.

(b) In all other cases, namely, in the event that (x) more than fifteen percent (15%), in the case of condemnation, or forty percent (40%), in the case of casualty, of the fair market value or net rentable square footage of the Improvements located on the Premises of any Individual Property have been taken or destroyed, or (y) Borrower otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Lender may elect, in Lender’s absolute discretion and without regard to the adequacy of Lender’s security to do either of the following: (1) apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Lender directs in its absolute discretion, with any remainder being paid to Borrower, or (2) make such proceeds of any such award with respect to any casualty or condemnation available to the Borrower for restoration, in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the expenditure by Borrower of any deficiency reasonably determined by Lender to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Lender’s reasonable out-of-pocket costs and expenses to be incurred in connection therewith, the prior reasonable approval by Lender of plans and specifications, contractors and form of construction contracts and the furnishing to Lender of permits, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Lender in its reasonable discretion, with any balance thereafter remaining being applied by Lender for payment of the Debt in whatever order Lender directs in its absolute sole discretion, provided that, if no Event of Default then exists, Lender shall release such remainder to Borrower. All Net Proceeds shall be held by Lender in investments reasonably acceptable to Borrower, Lender and any applicable Rating Agency until disbursed in accordance with the provisions of this Section 2.5.

Any reduction in the Debt resulting from Lender’s application of any sums received by it hereunder shall take effect only when Lender actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Borrower shall not be excused in the payment thereof. Partial payments received by Lender, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If such Net Proceeds are applied by Lender toward the payment of the Debt, (i) such proceeds shall be applied on the Payment Date (as defined in the Note) immediately following Lender’s receipt of such Net Proceeds and no prepayment premium or fee of any kind shall be due thereon and (ii) thereafter (A) Borrower shall have the right to prepay the balance of the Loan at par without the payment of any prepayment premium or fee of any kind and (B) notwithstanding any other provisions of the Loan Documents to the contrary, Borrower shall have no obligation to commence or complete the restoration of the Property. If the Property, or any portion thereof, is destroyed by a casualty which Borrower was not required to have covered by insurance under Section 2.3, Borrower shall have no obligation to commence or complete the repair or restoration of the Property. If Lender is required or Lender elects to make the Net Proceeds available to Borrower to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Borrower shall promptly and diligently, at Borrower’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses of Lender incurred in administering said rebuilding, restoration or repair, provided that Lender makes such proceeds or award available for such purpose. Borrower agrees to execute and deliver from time to time such further instruments as may be requested by Lender to confirm the foregoing assignment to Lender of any award, damage, insurance proceeds, payment or other compensation. Lender is hereby irrevocably constituted and appointed, effective upon and during the continuation of an Event of Default, the attorney-in-fact of Borrower (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

2.6 Construction Liens. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however, that, Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any imminent danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender’s reasonable request in the event of the filing of a mechanic’s lien, promptly provide a bond, letter of credit, cash deposit or other security reasonably satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful. If Borrower shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Lender may do so and any and all reasonable expenses incurred by Lender, together with interest thereon at the Default Interest Rate from the date due until actually paid by Borrower, shall be paid by Borrower within ten (10) days of demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt.

2.7 Rents and Profits. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Borrower hereby absolutely and presently assigns to Lender all existing and future Rents and Profits. Borrower hereby grants to Lender the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Borrower does hereby irrevocably make, constitute and appoint Lender, effective upon and during the continuation of an Event of Default, its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Borrower and shall not be affected by any disability or incapacity suffered by Borrower subsequent to the date hereof). Lender shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, until the revocation of the same by Lender following the occurrence and during the continuance of an Event of Default under this Deed of Trust or under any other of the Loan Documents, Borrower shall have a license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof and to exercise all of the rights of the landlord under the Leases. Upon the occurrence and during the continuance of an Event of Default, Borrower’s license shall automatically terminate without notice to Borrower and Lender may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, and until such license is reinstated by written notice to Borrower by Lender, Borrower shall be the agent of Lender in collection of the Rents and Profits, and all of the Rents and Profits so collected by Borrower shall be held in trust by Borrower for the sole and exclusive benefit of Lender, and Borrower shall, within two (2) business days after receipt of any Rents and Profits, pay the same to Lender to be applied by Lender as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Lender shall constitute any assumption by Lender of any obligations under any agreement relating thereto. Lender is obligated to account only for such Rents and Profits as are actually collected or received by Lender. Borrower irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Lender of an Event of Default, pay said Rents and Profits to Lender without liability to determine the actual existence of any Event of Default claimed by Lender. Borrower hereby waives any right, claim or demand which Borrower may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Lender, and any such payment shall discharge such payor’s obligation to make such payment to Borrower. All Rents collected or received by Lender may be applied against all reasonable expenses of collection, including, without limitation, reasonable attorneys’ fees, against costs of operation and management of the Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Lender directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Lender of any rights under this Section nor the application of any Rents to the Debt shall cure or be deemed a waiver of any Event of Default. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. Borrower has executed an Assignment of Leases and Rents dated of even date herewith (the “Lease Assignment”) in favor of Lender covering all of the right, title and interest of Borrower, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Lender under the Lease Assignment shall be in addition to and cumulative of all rights and remedies granted to Lender hereunder.

2.8 Leases.

(a) Without the prior written consent of Lender, Borrower shall not (i) enter into any Major Lease or extend or renew any existing Major Lease (other than in accordance with the express terms of such Major Lease, or on terms that are no less favorable to the Borrower, as landlord, in any material respect than the Major Lease being extended or renewed, provided in the latter case only, the conditions of Subsection 2.8(b)(i) are satisfied with respect to such extended or renewed Major Lease); (ii) cancel or terminate any Major Lease (except (A) to enforce any such Major Lease after an “event of default” thereunder, (B) pursuant to the exercise by any tenant of any termination rights expressly provided in any existing Major Lease or Major Lease hereafter approved by Lender, or (C) at any time during the last six months of the term of such Major Lease); (iii) approve any assignment of any Major Lease (except as required pursuant to the express terms of any existing Major Lease or Major Lease hereafter approved by Lender) that releases the original tenant from its obligations under such Major Lease; or (iv) except as provided in Subsection 2.8(e), amend, modify or waive the provisions of any Major Lease in any material and adverse respect (including, without limitation, any amendment, modification or waiver reducing the fixed initial term of any Major Lease, reducing the rent payable under any Major Lease, changing any renewal provisions of any Major Lease or materially increasing the obligations of the landlord or materially decreasing the obligations of the tenant under any Major Lease or pursuant to which any premises covered by such Major Lease is surrendered). The term “Major Lease” means any Lease demising (together with all other Leases to the same tenant or any Affiliate thereof) 114,286 square feet or more. Any termination payment or fee received by Borrower in connection with the cancellation or termination of Major Lease shall be deposited into the Tenant Improvement & Leasing Commission Reserve to be disbursed upon the same terms and conditions as other funds on deposit in such Reserve, except that (x) any termination payment or fee received during the last six months of the term of such Major Lease, and (y) any termination payment or fee received at any time that the debt service coverage ratio, based upon actual debt service (including any mezzanine debt) and actual net operating income each for the trailing six (6) month period annualized, is 1.05x or above, shall be retained by or released to Borrower.

Lender shall not unreasonably withhold, delay or condition its consent to any Major Lease transaction described in items (i) through (iv) above, it being agreed by Lender that Lender’s consent to any of the Major Lease transactions described in items (i), (iii) or (iv) shall not be withheld so long as (w) no Event of Default shall have occurred and be continuing, (x) with respect to a Major Lease transaction described in items (i) and (iv) only, the conditions of clauses (i) and (ii) of Subsection 2.8(b) are satisfied with respect to such proposed Major Lease, (y) with respect to a Major Lease transaction described in item (iii) only, the assignee shall have assumed in writing all of the original tenant’s material obligations under the Major Lease, and (z) if the proposed tenant is not an existing tenant at the Property, in the reasonable judgment of Lender, the proposed tenant thereunder is a reputable Person engaged in a business activity which is consistent with ordinary office building uses and with creditworthiness reasonably adequate to perform its obligations under the proposed Major Lease (taking into account any security, guarantees or other credit support posted or delivered by such proposed tenant).

(b) Notwithstanding the provisions of Subsection 2.8(a) above, provided that no Event of Default shall have occurred and be continuing, Lender’s consent shall not be required for the creation, assignment, termination, amendment or modification of any Lease which is not a Major Lease (including the renewal or extension after the date hereof of any Lease which is not a Major Lease (such renewal or extension, a “Renewal Lease”)) provided that the applicable Lease (or Renewal Lease):

(i) provides for payment of a net effective rent (after taking into account any free rent, construction allowances or other concessions granted by landlord) and other material amounts payable no less than ninety-five percent (95%) of the then effective fair market rent then prevailing for similar properties and leases in the market area or, in the case of any Renewal Lease, the rent otherwise required pursuant to the terms of such Tenant’s existing Lease if less than ninety-five percent (95%) of such then effective fair market rent;

(ii) the proposed terms (taken as a whole) are commercially reasonable when compared with terms and conditions of leases in similarly situated office buildings in similar context at the time in question, taking into account, inter alia, the type, creditworthiness and bargaining power of a prospective tenant and the location, view, height and size of the space covered by such proposed Lease or, in the case of any Renewal Lease, terms which are no less favorable to the landlord in any material respect than such Tenant’s existing Lease.

If such conditions are not met, then such Lease (or Renewal Lease) shall be subject to the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Any request for approval (which request may be made by electronic messaging system) of a Lease or assignment, termination, amendment or modification of any Lease requiring approval as set forth above shall be made to Lender in writing and together with such request Borrower shall furnish to Lender a copy of the proposed Lease (or amendment, modification or termination) together with all other material agreements relating to the transactions contemplated by such Lease (or amendment, modification or termination), if any (which documents may also be provided by electronic messaging system). Lender shall approve or disapprove each Major Lease or other Lease (or amendment, modification or termination of any Major Lease or other Lease) for which Lender’s approval is required under this Loan Agreement within ten (10) Business Days after the submission by Borrower to Lender of a written request for such approval, accompanied by a substantially final draft of the Major Lease or other Lease (or amendment, modification or termination) (provided that any such approval shall be subject to delivery by Borrower of an executed copy of the Lease (or amendment, modification or termination) promptly after execution thereof, which executed Lease (or amendment, modification or termination) shall not have been modified or revised in any material respect from the prior drafts thereof reviewed by Lender). Lender’s consent to any Major Lease or other Lease (or assignment, termination, amendment or modification of any Lease) requiring approval as set forth above, shall be deemed given, if the correspondence from Borrower to Lender requesting such approval contains a bold-faced, conspicuous legend at the top of the first page thereof stating that “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN,” and if Lender fails to respond to or to expressly deny such request for approval in writing within ten (10) Business Days after receipt by Lender of such written request and the documents required above, then Lender shall be deemed to have approved such Major Lease or other Lease, assignment, termination, amendment or modification. The disapproval of any proposed Major Lease or other Lease (or assignment, amendment, modification or termination of any Lease) requiring approval as set forth above, to be effective, shall be accompanied by a written statement in reasonable detail of the basis for such disapproval and insufficient time to review such proposed Major Lease, other Lease, assignment, amendment, modification or termination shall not be used as a basis for disapproval.

(d) Except for security deposits or estimated additional rent amounts on account of operating expense, tax or other escalations or pass-throughs, no Lease shall provide for payment of rent more than one month in advance, and Borrower shall not under any circumstances collect any rent more than one month in advance. Borrower, at Lender’s request, shall furnish Lender with executed copies of all Leases hereafter made (to the extent not theretofore provided to Lender). Each Lease executed after the date hereof (or a separate agreement with the tenant of such Lease), shall provide that such Lease is subordinate to the Deed of Trust; that the tenant attorns to Lender, such attornment to be effective upon Lender’s acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Lender may from time to time reasonably request; provided, however, that such subordination and attornment may be conditioned upon receipt of an appropriate non-disturbance agreement from Lender. Within ten (10) days after written request by Borrower, Lender shall execute and deliver a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit B (with such modifications thereto requested by the tenant and as may be reasonably acceptable to Lender) to any tenant under any Lease; provided that if such Lease is not a Major Lease which received Lender’s approval in accordance herewith, Lender shall be given a copy of such Lease to confirm that it complies with the requirements of this paragraph and shall not be obligated to deliver a subordination, non-disturbance and attornment agreement with respect to any Lease that does not so comply. Lender shall negotiate in good faith the terms of subordination, non-disturbance and attornment agreements with proposed tenants under proposed Leases (or existing tenants under proposed extensions or renewals of existing Leases).

(e) Notwithstanding anything contained herein to the contrary, provided that no Event of Default shall have occurred and be continuing, Lender’s consent shall not be required for the amendment or modification of a Lease which is a Major Lease to provide for (i) the expansion of the premises demised thereunder, provided, that such expansion (together with all other expansions of the premises effectuated pursuant to this subsection (e) during the previous twelve (12) months) shall not be in excess of 35,000 rentable square feet, (ii) the extension, renewal or other modification of the Lease or the demised premises thereunder, provided, that in each case, the portion of the demised premises affected thereby (together with all other portions of the premises affected by amendments made pursuant to this subsection (e) during the previous twelve (12) months) shall not be in excess of 35,000 rentable square feet, or (iii) additional storage space, provided that such additional storage space (together with all other storage space added pursuant to this subsection (e) during the previous twelve (12) months) shall not be in excess of 35,000 rentable square feet; provided, however, that, in all cases, the amendment or modification of the Major Lease with respect to such expansion, extension, renewal, modification or addition (A) provides for payment of a net effective rent (after taking into account any free rent, construction allowances or other concessions granted by landlord) and other material amounts payable of no less than ninety-five percent (95%) of the then effective fair market rent then prevailing for similar properties and leases in the market area (and taking into account the type, creditworthiness and bargaining power of the tenant, the length of the term including any renewals and the location, view, height and size of the premises covered thereby) or, in the case of any renewal, the Rent otherwise required pursuant to the terms of such Tenant’s existing Lease; (B) the proposed terms (taken as a whole) are commercially reasonable when compared with terms and conditions of leases in similarly situated office buildings in similar context at the time in question, taking into account, inter alia, the type, creditworthiness and bargaining power of a prospective tenant and the location, view, height and size of the space covered by such proposed Lease or, in the case of any renewal, terms which are no less favorable to the landlord in any material respect than such tenant’s existing Lease; and (C) a copy of such expansion, extension, renewal, modification or addition is delivered to Lender promptly after execution thereof.

2.9 Alienation and Further Encumbrances; Permitted Mezzanine Debt.

(a) Borrower acknowledges that Lender has relied upon the principals of Borrower and their experience in owning and operating the Property and properties similar to the

Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 6.6 hereof, in the event that the Property or any part thereof or direct or indirect interest therein or direct or indirect interest in Borrower shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 2.8 hereof), assigned, pledged (other than Permitted Mezzanine Debt (as hereinafter defined)), mortgaged, further encumbered or otherwise transferred or Borrower shall be divested of its title to the Property or any direct or indirect interest therein, in any manner or way, whether voluntarily or involuntarily (each, a “Transfer”), without the prior written consent of Lender being first obtained, which consent may be withheld in Lender’s sole discretion, then the same shall constitute an Event of Default and Lender shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article V hereof.

(b) A Transfer within the meaning of this Section 2.9 shall be deemed to include, among other things: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; and (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents and Profits.

(c) Notwithstanding the foregoing, the following Transfers shall be permitted under this Section 2.9 without the prior consent of Lender or payment of any assumption fee: (i) a Transfer of corporate stock, partnership interests (other than the general partner’s direct interests in Borrower owned by any SPE Equity Owner) and/or membership interests (other than the managing member’s direct interests in Borrower owned by any SPE Equity Owner) in Borrower, or in any direct or indirect legal or beneficial owner of Borrower, so long as following such Transfer (whether in one or a series of transactions) or, with respect to any creation or issuance of new limited partnership interests or membership interests, not more than 49.9% of the beneficial economic interest in Borrower (whether directly or indirectly and without duplication) has been transferred in the aggregate and there is no Change of Control and those responsible for the day to day management of Borrower remain unchanged (or a Qualified Manager is responsible for the day to day management of the Property following such Transfer), (ii) any involuntary Transfer caused by the death of a Beneficial Owner (as defined below) or any direct or indirect legal or beneficial owner of Borrower, so long as Borrower is promptly reconstituted, if required, following such death and so long as Borrower remains Owned and Controlled, directly or indirectly, by a TIC Affiliated Entity and those responsible for the day to day management of the Borrower remain unchanged as a result of such death (or a Qualified Manager is responsible for the day to day management of the Property), or any new controlling parties or replacement management are reasonably approved by Lender, (iii) a Transfer comprised of gifts for estate planning purposes of any Beneficial Owner’s interests in Borrower, or in any of Borrower’s partners, joint venturer, members, shareholders, beneficial owners of a trust or other direct or indirect legal or beneficial owner of Borrower, to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, so long as Borrower is reconstituted promptly, if required, following such gift and so long as Borrower remains Owned and Controlled, directly or indirectly, by a TIC Affiliated Entity and those responsible for the day to day management of the Borrower remain unchanged (or a Qualified Manager is responsible for the day to day management of the Property following such gift) , or any new controlling parties or replacement management are reasonably approved by Lender, (iv) a Transfer of any or all direct or indirect legal or beneficial ownership interests in Borrower, so long as Borrower remains Owned and Controlled, directly or indirectly, by The Irvine Company LLC; any individual or entity directly or indirectly Controlling The Irvine Company LLC (the “Beneficial Owner”); any entity Under Common Control with The Irvine Company LLC; one or more inter vivos trusts of which the Beneficial Owner is the sole trustee; and/ or Beneficial Owner’s estate, heirs or devisees (each a “TIC Affiliated Entity”), and (v) a Transfer of direct or indirect ownership interests in Borrower, so long as after giving effect to such Transfer, Qualified Equityholders (as hereinafter defined), individually or collectively, own, directly or indirectly, a minimum of fifty and one tenth of one percent (50.1%) of the direct or indirect ownership interests in Borrower and retain Control of Borrower; provided, however, that with respect to such Qualified Equityholders, if no Non-Consolidation Opinion has been delivered for any such Qualified Equityholder in connection with the Loan, Borrower shall cause its counsel to deliver to Lender a Non-Consolidation Opinion for such Qualified Equityholder in substantially the same form as the Non-Consolidation Opinion delivered at closing of the Loan or such other form as may be reasonably approved by the Lender or approved by the applicable Rating Agencies.

Except as provided immediately above in this subsection (c), no person or entity may become an owner of a direct or indirect interest in Borrower, which interest exceeds forty-nine and nine tenths of one percent (49.9%), without Lender’s prior written consent and a Rating Agency Confirmation (as defined below).

For purposes of this Section 2.9(c), “Change of Control” shall mean a change in the identity of the individual or entities or group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower to take some action or to prevent, restrict or impede Borrower from taking some action which, in either case, Borrower could take or could refrain from taking were it not for the rights of such individuals. “Control” or “Controlled” shall mean the ability to affect the management and policies of an entity, whether by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or otherwise, with or without taking any formative action. “Owned” shall mean ownership of fifty and one tenth of one percent (50.1%) or more of the voting stock of a corporate entity, or of the general partnership interests in a partnership entity or of the membership interests in a limited liability company entity. “Qualified Equityholder” shall mean one or more of the following:

(i) Guarantor or any TIC Affiliated Entity; and

(ii) (A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (ii)(A)

satisfies the Eligibility Requirements. “Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties;

(B) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (ii)(B) satisfies the Eligibility Requirements;

(C) an institution substantially similar to any of the foregoing entities described in clauses (ii)(A) or (B) that satisfies the Eligibility Requirements;

(D) any entity Controlled by any of the entities described in clauses (ii)(A) or (C) above;

(E) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Equityholder under clauses (ii)(A), (B), (C) or (D) of this definition acts as the general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Equityholders under clauses (ii)(A), (B), (C) or (D) of this definition. “Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to any bankruptcy, insolvency or reorganization proceeding; or

(F) any other entity with respect to which a Rating Agency Confirmation has been received.

For purposes herein, “Qualified Manager” shall mean (A) any affiliate of The Irvine Company LLC, or (B) a reputable and experienced professional management organization which manages, together with its affiliates, first class office properties of a type and size similar to the Property; provided, however, if Borrower replaces the current manager with a Qualified Manager which is an affiliate of Borrower, Borrower shall be required to deliver to Lender a revised Non-Consolidation Opinion if one was delivered in connection with the closing of the Loan.

(d) Notwithstanding the foregoing provisions of this Section, Lender shall consent to (x) one or more Transfers of the Property in its entirety, or (y) one or more Transfers of direct or indirect interests in the Borrower for which consent is required under this Section 2.9 (any such hereinafter, a “Sale”) to any person or entity provided that, for each Sale, each of the following terms and conditions are satisfied:

(1) No Event of Default is then continuing hereunder or under any of the other Loan Documents;

(2) Borrower gives Lender written notice of the terms of such prospective Sale not less than thirty (30) days (or fifteen (15) days in the event of a Sale under clause (y) of this Section 2.9(d)) before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender all such information concerning the proposed transferee of the Property or the proposed owner of the direct or indirect interest in the Borrower for which consent is required under this Section 2.9, as applicable (hereinafter, “Buyer”) as Lender would require in evaluating an initial extension of credit to a borrower (it being acknowledged and agreed that (x) such information required to be delivered with respect to a Transfer of the Property in its entirety to a Buyer that is a TIC Affiliated Entity shall not be more extensive than the corresponding information provided by the initial Borrower and any initial Indemnitor and (y) the initial Borrower and initial Indemnitor, if any, shall not be required to deliver any additional information with respect to such initial Borrower or initial Indemnitor, if any, which are not then currently required to be delivered by the initial Borrower and initial Indemnitor, if any, pursuant to the terms hereof or of any other Loan Document), including, without limitation, information evidencing the Buyer’s compliance with the provisions of Section 2.30 and Section 2.31 hereof and pays to Lender a non-refundable application fee in the amount of $2,500, unless such Transfer requiring consent under this Section 2.9 is to a TIC Affiliated Entity, in which case such fee shall be applied to Lender’s reasonable costs in connection with such consent, including, without limitation, reasonable attorneys’ fees with any remainder returned to Borrower. Lender shall have the right to approve or disapprove the proposed Buyer; provided, however, Lender acknowledges that Borrower shall be permitted, without Lender’s approval, to effect a Transfer of its interest in the Property to a Single-Purpose Entity that is Owned and Controlled, directly or indirectly, by (x) a TIC Affiliated Entity, or (y) any Person which (i) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties, or (ii) agrees to engage a Qualified Manager to operate the Property (or such other property manager as may be reasonably satisfactory to Lender). In determining whether to give or withhold its approval of the proposed Buyer for which Lender’s approval is required, Lender shall consider the Buyer’s experience in owning and operating facilities similar to the Property, the Buyer’s financial strength, and the Buyer’s general business standing; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable in Lender’s discretion and, if given, may be given subject to such reasonable conditions as Lender may deem appropriate;

(3) Borrower pays Lender, concurrently with the closing of any such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and Rating Agency fees, incurred by Lender in connection with the Sale, plus, in the case of any Sale other than the first such Sale, an amount equal to one-tenth of one percent (0.10%) of the then outstanding principal balance of the Note, except that such transfer fee shall not apply to a Transfer requiring consent under this Section 2.9 to a TIC Affiliated Entity;

(4) In the event that such Sale is a Transfer of the Property in its entirety, the Buyer assumes and agrees to pay the Debt subject to the provisions of Section 6.27 hereof and, in all cases (whether such Sale is a Transfer of the Property in its entirety or a Transfer of direct or indirect interests in the Borrower for which consent is required under this Section 2.9), prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption; provided that such assumption agreement shall not (a) increase the financial obligations of, or personal recourse to, the Buyer or decrease the rights of the Buyer, relative to the obligations of the Borrower, or (b) otherwise materially modify the provisions of the Loan Documents, other than the inclusion of representations and warranties covering customary matters relating to the Buyer, and delivers an opinion of counsel reasonably satisfactory to Lender, subject to customary qualifications, assumptions and exceptions, with respect to the due organization, existence, good standing and authority, and the validity and enforceability of the assumption document and the Loan Documents as against the Buyer and a non-consolidation opinion in substantially in the same form as the non-consolidation opinion delivered at closing or such other form as may be reasonably acceptable to Lender;

(5) A party associated with the Buyer with a minimum net worth, based on Lender’s standard underwriting requirements, of $5,000,000 or otherwise reasonably approved by Lender, assumes the obligations of the current Indemnitor, if any, under its guaranty or indemnity agreement for matters arising from and after the date of such assumption and such party associated with the Buyer executes, without any cost or expense to Lender, a substitution agreement or a new guaranty or indemnity agreement in substantially the same form of the guaranty agreement previously delivered, if any, and delivers such legal opinions as Lender may require, subject to customary qualifications, assumptions and exceptions, with respect to the due organization, existence, good standing and authority of such new indemnitor, and the validity and enforceability of such substitution agreement or new guaranty and indemnity agreement and environmental indemnity agreement against such new indemnitor; provided, however, in connection with an assumption of the Loan, (x) the Buyer shall not be required to post any additional collateral with Lender or deposit any additional reserves with Lender beyond that in effect immediately prior to the related assumption and (y) the party associated with the Buyer which enters into such substitution agreement or new guaranty or indemnity agreement shall not be required to maintain evidence of creditworthiness greater than that required by permanent market underwriting standards;

(6) Borrower and the Buyer execute, without any cost or expense to Lender, new financing statements or financing statement amendments (and new financing statements as may be necessary) and any additional documents reasonably requested by Lender;

(7) Borrower delivers to Lender, without any cost or expense to Lender, such replacement policy or endorsements to Lender’s title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, a replacement policy or an endorsement or endorsements to Lender’s title insurance policy insuring the lien of this Deed of Trust, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy (other than those acceptable to Lender in its reasonable discretion), and, in the event that such Sale is a Transfer of the Property in its entirety, insuring that fee simple title to the Property is vested in the Buyer;

(8) Borrower and any current Indemnitor execute and deliver to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance reasonably satisfactory to Lender and shall be binding upon the Buyer and any new Indemnitor;

(9) Subject to the provisions of Section 6.27 hereof, such Sale is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability. In the event that such Transfer is a Sale of the Property in its entirety, Borrower shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(10) Such Sale is not construed so as to relieve any current Indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and each such current Indemnitor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. In the event that such Transfer is a Sale of the Property in its entirety, each such current Indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

(11) The Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all appropriate papers evidencing the Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners of the Buyer. In the event that such Sale is a Transfer of the Property in its entirety, the Buyer shall be a Single Purpose Entity whose formation documents shall be approved by counsel to Lender, and who shall comply with the requirements set forth in Section 2.29 hereof; and

(12) Borrower delivers to Lender confirmation in writing (a “Rating Agency Confirmation”) from each Rating Agency that such Sale or Transfer will not result in a qualification, downgrade or withdrawal of any ratings issued in connection with any Secondary Market Transaction (as hereinafter defined) or, in the event the Secondary Market Transaction has not yet occurred, Lender shall, in its commercially reasonable discretion, have approved the Sale or Transfer; provided, however, neither a Rating Agency Confirmation nor Lender’s approval shall not be required if the Buyer is a TIC Affiliated Entity or is at least fifty and one tenth of one percent (50.1%) Owned and Controlled by one or more Qualified Equityholders.

(e) Notwithstanding any provisions of this Deed of Trust or any Loan Document to the contrary, the direct or indirect equity owners of Borrower shall be permitted to obtain financing secured solely by a pledge of direct or indirect equity interests in Borrower (“Permitted Mezzanine Debt”); provided, however, before securing any Permitted Mezzanine Debt, the following pre-conditions must be satisfied:

(1) Lender and the mezzanine lender (“Mezzanine Lender”) shall enter into a reasonable and customary intercreditor or co-lender agreement consistent with the then-current standards for such agreement as set forth in the “U.S. CMBS Legal and Structured Finance Criteria” issued by Standard & Poor’s, as such publication may be amended or superceded, or otherwise as acceptable to Lender;

(2) the aggregate of all Permitted Mezzanine Debt and the Debt shall not exceed ninety percent (90%) of the value of the Property (which loan-to-value calculation shall be determined based upon an acceptable M.A.I. appraisal provided at the time of and in connection with such Permitted Mezzanine Debt);

(3) the debt service coverage ratio of the Property, based on actual debt service (including any mezzanine debt) and actual net operating income annualized each for the trailing six (6) month period, for the aggregate of all Permitted Mezzanine Debt and the Debt is no less than 1.10:1.0; and

(4) the applicable Rating Agency or Rating Agencies have confirmed in writing that such Permitted Mezzanine Debt will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with any Secondary Market Transaction.

The failure to wholly satisfy Lender as to any of the foregoing pre-conditions before obtaining any Permitted Mezzanine Debt shall be an Event of Default hereunder and under the Loan Documents. All provisions of the Loan Documents shall be interpreted so as to allow Permitted Mezzanine Debt on the terms contained herein and the Loan Documents. Lender expressly acknowledges that a Transfer to Mezzanine Lender in connection with the documents evidencing Permitted Mezzanine Debt shall be permitted without the consent of Lender, provided that any exercise of remedies by Mezzanine Lender under the related Permitted Mezzanine Debt documents is performed in accordance with the intercreditor agreement entered into between Lender and Mezzanine Lender. Except for Permitted Mezzanine Debt, no additional debt, secured or unsecured, direct or contingent shall be incurred by the sole member of Borrower unless specifically authorized in the Loan Documents.

2.10 Payment of Utilities, Assessments, Charges, Etc. Borrower shall pay when due all utility charges which are incurred by Borrower or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

2.11 Access Privileges and Inspections. Lender and the agents, representatives and employees of Lender shall, subject to the rights of Tenants, have full and free access to the Premises and the Improvements at all reasonable times during normal business hours and, except in the event of an emergency, upon not less than reasonable prior written notice for the purposes of inspecting the Property and, upon and during the existence of an Event of Default, Lender shall have access to the books and records concerning the Property for purposes of examining, copying and making extracts from such books and records. Borrower shall reasonably cooperate with all such agents, representatives and employees of Lender.

2.12 Waste; Alteration of Improvements. Borrower shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Borrower shall maintain the Property in good condition and repair, reasonable wear and tear excepted. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Lender except as the same may be necessary in connection with an Alteration, tenant improvements under Leases or a restoration in connection with a Taking or casualty, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof. Provided that no Event of Default shall have occurred and be continuing hereunder, Borrower shall have the right, without Lender’s consent, to undertake any alteration, improvement, demolition or removal of the Property or any portion thereof (any such alteration, improvement, demolition or removal, an “Alteration”) so long as (i) Borrower provided Lender with prior written notice of any Material Alteration, and (ii) such Alteration is undertaken in accordance with the applicable provisions of this Deed of Trust and the other Loan Documents, is not prohibited by the Leases and shall not, upon completion (giving credit to rent and other charges attributable to Leases executed upon such completion), have a Material Adverse Effect on the value, use or operation of the Property taken as a whole or otherwise. Any Material Alteration shall be conducted under the supervision of an independent architect and, in connection with any Material Alteration, Borrower shall deliver to Lender, for information purposes only and not for approval by Lender, detailed plans and specifications and cost estimates therefor, prepared by such independent architect. Such plans and specifications may be revised at any time and from time to time by such independent architect provided that material revisions of such plans and specifications are filed with Lender, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at the Property and all materials used shall be in accordance with all applicable material legal requirements. The term “Material Alteration” means any Alteration which, when aggregated with all related Alterations (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent of a routine and recurring nature and performed in the ordinary course of business) constituting a single project, involves an estimated cost exceeding five percent (5%) of the then outstanding principal amount of the Loan.

2.13 Zoning. Without the prior written consent of Lender, Borrower shall not seek, make, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Borrower shall comply in all material respects with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Borrower shall comply in all material respects with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Borrower shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Property in full force and effect. Borrower shall operate the Property as an office development for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Borrower shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Lender. Further, without Lender’s prior written consent, Borrower shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

2.14 Financial Statements and Books and Records. Borrower shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Lender and its duly authorized representatives shall have the right to examine, copy and audit Borrower’s records and books of account at all reasonable times upon and during the continuation of an Event of Default. So long as this Deed of Trust continues in effect, Borrower shall provide to Lender, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Lender as being true and correct in all material respects by Borrower or the person or entity to which they pertain, as applicable, and be in form and substance reasonably acceptable to Lender (such statements and information substantially in the same form as provided to Lender prior to the closing of the Loan shall be acceptable to Lender):

(a) quarterly unaudited operating statements for the Property and a Rent Roll, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year commencing with the first (1st) of such quarter to occur following the first (1st) anniversary of the date hereof;

(b) annual unaudited operating statements for the Property (together with a Rent Roll) and annual financial statements for Borrower, and each Indemnitor, if any, within one hundred twenty (120) days after the end of each fiscal year of such entity.

(c) such other information with respect to the Property, Borrower and each Indemnitor, if any, which may be reasonably requested, prior to a Secondary Market Transaction, from time to time by Lender, within a reasonable time after the applicable request; and

(d) If, at the time one or more Disclosure Documents (as defined below) are being prepared for a securitization, Lender expects that Borrower alone or Borrower and one or more affiliates of Borrower collectively, or the Property alone or the Property and any other parcel(s) of real property, that is “related”, within the meaning of the definition of Significant Obligor, to the Property (a “Related Property”) collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if Lender reasonably expects that the principal amount of the Loan, together with any loans made to an affiliate of Borrower or secured by a Related Property that is included in a securitization with the Loan (a “Related Loan”), as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender reasonably expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization. Such financial data or financial statements shall be furnished to Lender (A) within thirty (30) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the securitization, (B) not later than sixty (60) days after the end of each fiscal quarter of Borrower and (C) not later than ninety (90) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the securitization (an “Exchange Act Filing”) is not required. As used herein, “Regulation AB” shall mean Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934 (as amended). As used herein, “Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a securitization. As used herein, “Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB.

2.15 Further Assurances. Borrower shall, on the request of Lender and at the expense of Borrower: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be reasonably necessary to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed reasonably necessary by Lender to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Lender, upon Lender’s reasonable request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Lender and in form and substance supplied by Lender, setting forth all amounts due under the Note, stating whether, to Borrower’s knowledge, any Event of Default has occurred hereunder, stating whether, to Borrower’s knowledge, any offsets or defenses exist against the Debt.

2.16 Payment of Costs; Reimbursement to Lender. Borrower shall pay all costs and expenses of every character reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby, attributable or chargeable to Borrower as the owner of the Property or otherwise attributable to any consent requested of Lender or any Rating Agency under the terms hereof or any other Loan Document, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees, consultants’ fees, Rating Agency Confirmations, on-going monitoring fees as set forth in the Cash Management Agreement and reasonable attorneys’ fees. If Borrower defaults in any such payment, which default is not cured within any applicable grace or cure period, Lender may pay the same and Borrower shall reimburse Lender within ten (10) days of Lender’s demand for all such costs and expenses incurred or paid by Lender, together with such interest thereon at the Default Interest Rate from and after such due date until reimbursement thereof by Borrower. Any such sums disbursed by Lender, together with such interest thereon, shall be additional indebtedness of Borrower secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Further, Borrower shall promptly notify Lender in writing of any pending litigation affecting the Property, or any other pending demand or claim which, if enforced, could materially impair Lender’s security hereunder. Without limiting or waiving any other rights and remedies of Lender hereunder, if any Event of Default exists hereunder, then Lender may, at its option, with or without notice to Borrower, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Deed of Trust or to remedy the failure of Borrower to perform its covenants and agreements (without, however, waiving any default of Borrower). Borrower agrees to pay within ten (10) days of Lender’s demand reasonable out-of-pocket expenses of Lender or Trustee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the due date until reimbursement thereof by Borrower. Any such expenses so incurred by Lender, together with interest thereon as provided above, shall be additional indebtedness of Borrower secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Lender is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition giving rise to an Event of Default without thereby becoming liable to Borrower or any person in possession holding under Borrower. Borrower hereby acknowledges and agrees that the remedies set forth in this Section 2.16 shall be exercisable by Lender, and any and all payments made or costs or expenses incurred by Lender in connection therewith shall be secured hereby and shall be, repaid by Borrower within ten (10) days of Lender’s demand with interest thereon at the Default Interest Rate from the due date thereof until paid by Borrower, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Lender after the filing by Borrower of a voluntary case or the filing against Borrower of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Borrower, Lender, any Indemnitor, the Debt or any of the Loan Documents. Borrower hereby indemnifies and holds Lender harmless from and against all loss, cost and expenses with respect to any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except those that are due to Lender’s fraud, bad faith, gross negligence, willful misconduct or criminal acts as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Lender to incur any expenses, make any appearances or take any actions.

2.17 Security Interest. This Deed of Trust is also intended to encumber and create a security interest in, and Borrower hereby grants to Lender a security interest in, all sums on deposit with Lender pursuant to the provisions of Article III hereof or any other Section hereof or of any other Loan Document and Borrower’s right, title and interest in all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof, provided that Lender shall have no security interest in, or any other rights to, any insurance proceeds derived from insurance coverage not expressly required by Lender pursuant to Section 2.3 (said property is hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Borrower’s leasehold interest in any of the foregoing property which is leased by Borrower. Notwithstanding the foregoing, all of the foregoing property shall be owned by Borrower and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall, from time to time upon the request of Lender (which request shall not be made more often than once during any twelve (12) month period unless an Event of Default shall have occurred), supply Lender with a current inventory of all of the property in which Lender is granted a security interest hereunder, in such detail as Lender may reasonably require. Borrower shall promptly replace all of the Collateral subject to the lien or security interest of this Deed of Trust when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Deed of Trust except (i) such as is replaced by an article of equal suitability and value as above provided, owned by Borrower free and clear of any lien or security interest except that created by this Deed of Trust and the other Loan Documents, or (ii) such that is not reasonably necessary for the effective operation of the Property. All of the Collateral shall be kept at the location of the Premises except as otherwise required by the terms of the Loan Documents. Borrower shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

This Deed of Trust constitutes a financing statement filed as a fixture filing pursuant to the provisions of Division 9 of the California Commercial Code, with respect to those portions of the Premises consisting of goods which are or are to become fixtures relating to the Premises. Borrower grants to Lender a security interest in all existing and future goods which are now or in the future become fixtures relating to the Premises and proceeds thereof. Borrower covenants and agrees that the filing of this Deed of Trust in the real estate records of the county where the Premises are located shall also operate from the date of such filing as a fixture filing in accordance with Section 9502 of the California Commercial Code. Without the prior written consent of Lender, Borrower shall not create or suffer to be created pursuant to the California Commercial Code, any other security interest in such items, including replacements and additions thereto, other than as permitted pursuant to the terms of the Loan Documents.

2.18 Security Agreement. This Deed of Trust constitutes a security agreement between Borrower and Lender with respect to the Collateral in which Lender is granted a security interest hereunder, and, cumulative of all other rights and remedies of Lender hereunder, Lender shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Borrower hereby authorizes Lender to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Lender may reasonably require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Borrower agrees to furnish Lender with notice of any change in the name, identity, organizational structure of Borrower within ten (10) days of the effective date of any such change. Upon the occurrence and during the continuance of any Event of Default, Lender shall have the rights and remedies as prescribed in this Deed of Trust, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Lender’s election. Any disposition of the Collateral may be conducted by an employee or agent of Lender. Any person, including both Borrower and Lender, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Lender’s reasonable attorneys’ fees and legal expenses), together with interest thereon at the Default Interest Rate from the due date until actually paid by Borrower, shall be paid by Borrower within ten (10) days of Lender’s demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Upon the occurrence and during the continuance of any Event of Default, Lender shall have the right to enter upon the Premises and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same, or Borrower, upon demand of Lender, shall assemble such property and make it available to Lender at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Lender to be reasonably convenient to Lender and Borrower. If notice is required by law, Lender shall give Borrower at least ten (10) days’ prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Borrower, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Borrower. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 5.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 5.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Lender pursuant to any applicable Uniform Commercial Code:

(a) In the event of a foreclosure sale, the Property may, at the option of Lender, be sold as a whole; and

(b) It shall not be necessary that Lender take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c) Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender. The name and address of Borrower (as Debtor under any applicable Uniform Commercial Code) are as set forth on the first page hereof. The name and address of Lender (as Secured Party under any applicable Uniform Commercial Code) are as set forth on the first page hereof.

2.19 Easements and Rights-of-Way. Other than easements or rights-of-way that do not have a material adverse effect on the value of the Premises or the Improvements or materially impair Borrowers ability to perform its material obligations under the Loan Documents or any Major Lease (which easements or rights-of-way shall be consented to by Lender upon Borrower’s reasonable request), Borrower shall not grant any easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

Borrower shall be permitted to enter into customary reciprocal easement or operating agreements relating to any undeveloped or developed tracts of land contiguous to the Premises, provided such agreements are beneficial to the Premises, with the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall comply in all material respects with all easements affecting the Property. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Deed of Trust and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Lender consents (or is required to consent) to the grant of an easement or right-of-way, Lender agrees to grant such consent without charge to Borrower other than reasonable expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in the review of Borrower’s request and in the preparation of documents effecting the subordination.

2.20 Compliance with Laws. Borrower shall at all times comply in all material respects with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that, Borrower may proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Borrower shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

2.21 Additional Taxes. In the event of the enactment after the date hereof of any law of the state in which the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxing any lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Deed of Trust or the Debt or Lender, then, and in any such event, Borrower, within ten (10) days of demand by Lender, shall pay such taxes, assessments, charges or liens, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender it might be unlawful to require Borrower to make such payment, then and in either such event, Lender may elect, by notice in writing given to Borrower, to declare all of the Debt to be and become due and payable in full ninety (90) days from the giving of such notice, and, in connection with the payment of such Debt, no prepayment premium or fee shall be due.

2.22 Secured Indebtedness. It is understood and agreed that this Deed of Trust shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Lender to or for the benefit of Borrower from time to time under this Deed of Trust or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Lender, or otherwise, made for any purpose, and all interest accruing thereon, shall be equally secured by this Deed of Trust and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Deed of Trust.

2.23 Borrower’s Waivers. To the full extent permitted by law, Borrower agrees that Borrower shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Borrower, for Borrower and Borrower’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Borrower, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Borrower shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Lender under the terms of this Deed of Trust to a sale of the Property, for the collection of the Debt without any prior or different resort for collection, or the right of Lender under the terms of this Deed of Trust to the payment of the Debt out of the proceeds of sale of the Property in preference to every other claimant whatever. Furthermore, Borrower hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Deed of Trust or to collect any of the Debt to the fullest extent permitted by law. Borrower covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law

(whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

2.24 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS DEED OF TRUST OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

(b) EACH OF BORROWER AND LENDER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

2.25 Attorney-in-Fact Provisions. With respect to any provision of this Deed of Trust or any other Loan Document whereby Borrower grants to Lender a power-of-attorney, provided no Event of Default exists under this Deed of Trust, Lender shall first give Borrower written notice at least five (5) days prior to acting under such power, which notice shall demand that Borrower first take the proposed action within such period and advising Borrower that if it fails to do so, Lender will so act under the power; provided, however, that, in the event that an Event of Default exists, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to the Property or any surrounding property or to prevent any material and adverse affect on Lender’s interest in the Property, Lender may act immediately and without first giving such notice. In such event, Lender will give Borrower notice of such action as soon thereafter as reasonably practical.

2.26 Management. The management of the Property shall be by either: (a) Borrower or an entity affiliated with Borrower; or (b) a professional property management company approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed (the “Property Manager”). Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement reasonably approved by Lender. In no event shall any manager be removed or replaced or the terms of any management agreement materially modified or amended without the prior written consent of Lender which approval shall not be unreasonably withheld, conditioned or delayed, provided such approval may be conditioned upon receipt by Lender of a Rating Agency Confirmation from each Rating Agency; provided, however, Borrower shall, so long as no Event of Default shall have occurred and be continuing, be permitted to replace any manager with a Qualified Manager without the prior written consent of Lender so long as Borrower delivers to Lender notice of such replacement of any manager with a Qualified Manager and a Rating Agency Confirmation from each Rating Agency with respect to such replacement of any manager with a Qualified Manager. Lender shall have the right to terminate, or to direct Borrower to terminate, such management contract upon thirty (30) days’ notice (i) upon an Event of Default; (ii) at any time following the occurrence and during the continuance of a material default under the Management Agreement which is continuing beyond any applicable notice and cure periods provided in the Management Agreement, the nature of which default could reasonably be expected to have a material adverse effect on the ability of Borrower to perform its obligations under this Deed of Trust and the other Loan Documents without replacing such manager with another property manager for the Property, and/or (iii) if a receiver, liquidator or trustee shall be appointed for such manager, such manager shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by such manager, or if any proceeding for the dissolution or liquidation of such manager shall be instituted, and to retain, or to direct Borrower to retain, a new management agent approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, provided such approval may be conditioned upon, among other things, receipt by Lender of a Rating Agency Confirmation from each Rating Agency. All Rents and Profits generated by or derived from the Property shall, except as otherwise expressly provided herein, first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower’s liabilities and obligations with respect to this Deed of Trust and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Borrower and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

2.27 Hazardous Waste and Other Substances.

(a) Except as may otherwise be disclosed in those certain Phase I Environmental Site Assessments (collectively, the “Environmental Report”) listed on Schedule 2.27 attached hereto, Borrower hereby represents and warrants to Lender that, as of the date hereof: (i) to the best of Borrower’s knowledge, information and belief, none of Borrower nor the Property nor the operations conducted thereon is in violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. §11001 et seq.), the Endangered Species Act (16 U.S.C. §1531 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), regulations promulgated pursuant to said laws, all as amended from time to time (collectively, “Environmental Laws”) or otherwise exposed to any liability under any Environmental Law relating to or affecting the Property, whether or not used by or within the control of Borrower; (ii) to the best of Borrower’s knowledge, information and belief, no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, Toxic Mold (as hereinafter defined) polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are regulated by Environmental Laws (collectively, “Hazardous Substances”) are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination), except for those substances used by Borrower or any Tenant in the ordinary course of their respective businesses or in the ordinary use, operation, maintenance, repair, renovation and/or occupancy of the Property, or any portion thereof, and in compliance with all Environmental Laws and where such Hazardous Substances could not reasonably be expected to give rise to liability under Environmental Laws; (iii) to the best of Borrower’s knowledge, information and belief, radon is not present at the Property in excess or in violation of any applicable thresholds or standards or in amounts that require disclosure under applicable law to any tenant or occupant of or invitee to the Property or to any governmental agency or the general public; (iv) the Property is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws; (v) there is no pending, nor, to Borrower’s knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Borrower or the Property; (vi) there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Property; (vii) Borrower has received no notice of and to the best of Borrower’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Borrower know of any basis for such an investigation, action, proceeding or claim; and (viii) Borrower has received no notice of and, to the best of Borrower’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or material adverse condition on any other property, nor does Borrower know of any basis for such an investigation, action, proceeding or claim. For the purposes hereof, “Toxic Mold” shall mean any mold or fungus at the Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would negatively and materially impact the value of the Property.

(b) Borrower has not received nor, except as disclosed in the Environmental Report, to the best of Borrower’s knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.

(c) To the best of Borrower’s knowledge, information and belief, except as disclosed in the Environmental Report, neither the Property, nor any property to which Borrower has, in connection with the maintenance or operation of the Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

(d) Borrower shall comply in all material respects with all applicable Environmental Laws. Borrower shall keep the Property, and shall use all reasonable efforts to cause all Tenants to keep the Property free from Hazardous Substances (except those substances used by Borrower or any Tenant in the ordinary course of their respective businesses or in the ordinary use, operation, maintenance, repair, renovation and/or occupancy of the Property or any portion thereof, or in the ordinary use, operation, maintenance, repair, renovation and/or occupancy of the Property, or any portion thereof, and except in compliance with all Environmental Laws) and in compliance with all Environmental Laws, Borrower shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Deed of Trust, Borrower shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing materials.

(e) Borrower shall promptly notify Lender if Borrower shall become aware of (i) the actual or potential existence of any Hazardous Substances on the Property other than those occurring in the ordinary course of Borrower’s business or in the ordinary use, operation, maintenance, repair, renovation and/or occupancy of the Property or any portion thereof and which do not violate, or would not reasonably be expected to give rise to liability under Environmental Laws, (ii) any violation of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Property or Borrower resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Borrower or the Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Deed of Trust incorrect in any material respect if made at the time of such discovery. Immediately upon receipt of same, Borrower, shall deliver to Lender copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under

Environmental Laws and relating to the Property or to Borrower. Borrower shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition required by any governmental agency to be remedied. Without limiting the foregoing, Borrower shall, promptly and regardless of the source of the contamination or threat to the environment or human health, at its own expense, take all actions as shall be necessary or prudent, for the clean-up of any and all portions of the Property containing any Hazardous Substances in violation of any Environmental Laws, and any other property affected thereby, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws and shall further pay or cause to be paid, at no expense to Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Borrower fails to take any action which Borrower is obligated to take under this Section 2.27(e) and Borrower’s failure to take such action has become an Event of Default under this Deed of Trust, Lender may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances in violation of Environmental Laws and any and all reasonable costs and expenses incurred by Lender in connection therewith, together with interest thereon at the Default Interest Rate from the due date until actually paid by Borrower, shall be paid by Borrower within ten (10) days after Lender’s demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. In such event, but subject to the provisions of this Section 2.27, Borrower hereby grants to Lender and its agents and employees access to the Property and a license to remove any items deemed by Lender to be Hazardous Substances in violation of any Environmental Laws and to do all things Lender shall deem necessary to bring the Property into conformance with Environmental Laws.

(f) Borrower covenants and agrees, at Borrower’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Lender), and hold Lender harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Property, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances in violation of any Environmental Laws or radon in violation of any Environmental Laws on, in, under or affecting all or any portion of the Property, regardless of whether or not caused by or within the control of Borrower; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances in violation of any Environmental Laws whether on the Property, originating from the Property, or otherwise associated with Borrower or any operations conducted on the Property at any time; (iv) the failure by Borrower to comply fully with the terms and conditions of this Section 2.27; (v) the breach of any representation or warranty contained in this Section 2.27; or (vi) the enforcement of this Section 2.27, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances in violation of any Environmental Laws from all or any portion of the Property, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances in violation of any Environmental Laws on, in, under or affecting any portion of the Property to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Property. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Property after Borrower ceases to have possession or control of the Property and Rents and Profits as a result of the exercise of any remedies under the Loan Documents including any deed in lieu of foreclosure. Lender’s rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Lender under this Deed of Trust, the Note and the other Loan Documents. Notwithstanding anything in the foregoing to the contrary, in no event shall Borrower be responsible or liable to Lender under the foregoing indemnity (A) for indirect, consequential, punitive or exemplary damages (including loss of use or diminution in value) unless such damages were imposed upon such person as a result of any claims made against such person by a governmental entity or other third party, or (B) any claims caused by the fraud, bad faith, gross negligence, willful misconduct or criminal acts of any person so indemnified or any contractor, agent or any other party engaged by or within the direct control of any such person, or (C) any claims related to any remedial work performed by or on behalf of any person so indemnified to the extent that such remedial work was not required under any applicable Environmental Law.

(g) Upon Lender’s reasonable request, at any time after the occurrence of an Event of Default or at such other time as Lender has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on the Property in violation of any Environmental Laws, or that the Property may be in violation of the Environmental Laws, Borrower shall perform or cause to be performed, at Borrower’s sole cost and expense and in scope, form and substance reasonably satisfactory to Lender, provided the same is limited to matters giving rise to such belief by Lender, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Lender indicating the presence or absence of Hazardous Substances on the Property, the compliance or non-compliance status of the Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Property prepared by an engineering or consulting firm approved by Lender indicating the presence or absence of friable asbestos or substances containing asbestos or lead or substances containing lead or lead based paint (“Lead Based Paint”) on the Property. If Borrower fails to provide reports of such inspection or audit within a reasonable time after such request, Lender may order the same, and Borrower hereby grants to Lender and its employees and agents access to the Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the due date until actually paid by Borrower, shall be paid by Borrower within ten (10) days of Lender’s demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt.

(h) Reference is made to that certain Environmental Indemnity Agreement of even date herewith by and among Borrower and any other principal signatory named therein in favor of Lender (the “Environmental Indemnity Agreement”). The provisions of this Deed of Trust and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof.

(i) If prior to the date hereof, it was determined that the Property contains asbestos-containing materials (“ACM’s”), Borrower covenants and agrees to institute, within thirty (30) days after the date hereof, an operations and maintenance program (the “Maintenance Program”) designed by an environmental consultant, reasonably satisfactory to Lender, with respect to ACM’s, consistent with “Guidelines for Controlling Asbestos-Containing Materials in Buildings” (USEPA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the Debt secured hereby is repaid in full. In furtherance of the foregoing, Borrower shall inspect and maintain all ACM’s on a regular basis and ensure that all ACM’s shall be maintained in a condition that prevents exposure of residents to ACM’s at all times. Without limiting the generality of the preceding sentence, Lender may require (i) periodic notices or reports to Lender regarding ACM’s in form, substance and at such reasonable intervals as Lender may reasonably specify, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (iii) at Borrower’s sole expense, supplemental examination of the Property by consultants specified by Lender, and (iv) variation of the operations and maintenance program in response to the reports provided by any such consultants.

(j) If, prior to the date hereof, it was determined that the Property contains Lead Based Paint, Borrower had prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”). If, at any time hereafter, Lead Based Paint is reasonably suspected of being present on the Property, Borrower agrees, at its sole cost and expense and within a reasonable time thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, reasonably acceptable to Lender. Borrower agrees that if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Borrower shall, at its sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, reasonably acceptable to Lender (together with any Lead Based Paint Report, the “O&M Plan”). (If an O&M Plan has been prepared prior to the date hereof, Borrower agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

(k) In the event that any portion of the Property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Lender’s or Trustee’s rights and remedies under this Deed of Trust, Lender may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected parcel or portion of the Premises and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Borrower to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Lender’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Borrower shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Property and Borrower knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. All reasonable costs and expenses, including, but not limited to, reasonable attorneys’ fees, incurred by Lender in connection with any action commenced under this Section, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Property is environmentally impaired, plus interest thereon at the Default Interest Rate from the due date until paid, shall be added to the obligations secured by this Deed of Trust and shall be due and payable to Lender within ten (10) days of its demand made at any time following the conclusion of such action.

2.28 Indemnification; Subrogation.

(a) Borrower shall indemnify, defend and hold Lender harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property or the Debt, and (ii) if Lender is made a party to any action, claim or litigation in connection with the Debt, this Deed of Trust, the Property, or any part thereof, the exercise by Lender of any rights or remedies granted to it under this Deed of Trust or arise from the information provided in accordance with the terms hereof (a “Proceeding”), any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender’s reasonable attorneys’ fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender by reason of such Proceeding; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender’s willful misconduct or gross negligence.

(b) If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the Debt, this Deed of Trust, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Borrower shall indemnify, defend and hold Lender harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees and expenses incurred by Lender in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment, but exclusive of any such liability arising from Lender’s gross negligence or willful misconduct. If Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or to recover any sum secured hereby, Borrower shall pay to Lender its reasonable attorneys’ fees and expenses. The right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If an Event of default exists under this Deed of Trust, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any Event of Default by Borrower, Borrower shall pay Lender reasonable attorneys’ fees and expenses incurred by Lender within ten (10) days of Lender’s demand, whether or not an action is actually commenced against Borrower by reason of such Event of Default. All references to “attorneys” in this Subsection and elsewhere in this Deed of Trust shall include, without limitation, any attorney or law firm engaged by Lender and Lender’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Deed of Trust shall include, without limitation, any fees of such attorney or law firm, any appellate counsel fees, if applicable, and any allocation charges and allocation costs of Lender’s in-house counsel.

(c) If a waiver of subrogation has been obtained by Borrower from its insurance carrier, then, Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower’s property or the property of others under Borrower’s control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

2.29 Covenants with Respect to Existence, Indebtedness, Operations, Fundamental Changes of Borrower. (a) Borrower, and any general partner or managing member of Borrower, as applicable, have each done since the date of their formation and shall do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property. Borrower hereby represents, warrants and covenants as of the date hereof and until such time as the Debt is paid in full, that Borrower has been, since the date of its formation, is, and shall remain a Single-Purpose Entity (as hereinafter defined). Each general partner or the SPE Member (as hereinafter defined) of Borrower (each, an “SPE Equity Owner”), has since the date of its formation complied and will at all times comply with each of the representations, warranties and covenants contained in this Section 2.29 as if such representation, warranty or covenant was made directly by such SPE Equity Owner. A “Single-Purpose Entity” or “SPE” means a corporation, limited partnership or limited liability company that:

(1) if a corporation or a single member limited liability company, must not take any action that, under the terms of any certificate or articles of incorporation, by-laws, or any voting trust agreement with respect to such entity’s common stock, requires the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors or managers, as the case may be, shall have participated in such vote (“SPE Corporation/LLC”);

(2) if a limited partnership, must have each general partner be an SPE Corporation;

(3) if a limited liability company, must have one managing member (the “SPE Member”) and such managing member must be an SPE Corporation/LLC. Only the SPE Member may be designated as a manager under Borrower’s operating agreement and pursuant to the law where Borrower is organized. Borrower may be a single member Delaware limited liability company without an SPE Corporation/LLC managing member and without any independent directors so long as Borrower complies with the provisions set forth in Sections 2.29(b) and (c) below;

(4) was and will be organized solely for the purpose of (i) the acquisition, development, sale, ownership, leasing, transferring, exchanging, management, operation, mortgaging, financing, refinancing and maintenance of the Property, (ii) acting as a general partner of a limited partnership that owns an interest in the Property, or (iii) acting as the managing member of a limited liability company that owns an interest in the Property;

(5) will not, nor will any SPE Equity Owner, if any, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Borrower’s or such SPE Equity Owner’s existence as a Single Purpose Entity;

(6) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

(7) will not, nor will any SPE Equity Owner, if any, violate the terms of its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable;

(8) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity;

(9) does not own and will not own any asset other than (i) the Property, (ii) incidental personal property necessary for the operation of the Property or, in the case of any SPE Equity Owner, and (iii) the general partnership interest or membership interest in the Borrower;

(10) is not engaged and will not engage, either directly or indirectly, in any business other than the acquisition, development, ownership, management, operation, sale, leasing, transferring, exchanging, mortgaging, financing or refinancing of the Property;

(11) will not enter into any contract or agreement with any general partner, principal, affiliate or member of Borrower, as applicable, or any affiliate of any general partner, principal or member of Borrower, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(12) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) any Permitted Mezzanine Debt, and (iii) trade payables, equipment leases (if any) or accrued expenses incurred in the ordinary course of business of operating the Property customarily satisfied within sixty (60) days not evidenced by a note and in an aggregate amount not to exceed four percent (4.0%) of the existing principal balance of the Note, and no other debt (other than Permitted Mezzanine Debt as allowed pursuant to Section 2.9(e) hereof) will be secured (senior, subordinate or pari passu) by the Property;

(13) has not made and will not make any loans or advances to any third party (including any affiliate, but excluding any Tenant in connection with tenant improvements under a Lease in the ordinary course of Borrower’s business);

(14) is and will be solvent and pay its debts from its assets as the same shall become due;

(15) has done or caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

(16) will conduct and operate its business in its own name and as presently conducted and operated;

(17) will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable, or, if part of a consolidated group, then it will be shown as a separate member of such group;

(18) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Borrower, as applicable) and will correct any known misunderstanding concerning its separate identity;

(19) will file its own tax returns; provided, however, that its assets and income may be included in a consolidated tax return of its parent companies if inclusion on such consolidated tax return is in compliance with applicable law or, in the event that such Borrower or SPE Equity Owner is a disregarded entity for federal tax purposes, then its assets and income may be included on the tax returns filed by its parent companies;

(20) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(21) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates or shall allocate fairly and reasonably any overhead and expense for shared office space;

(22) will not commingle the funds and other assets of Borrower with those of any general partner, member, affiliate, principal or any other person;

(23) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(24) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

(25) will pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations;

(26) will pay any liabilities out of its own funds, including salaries of its employees, not funds of any affiliate; and

(27) will use stationery, invoices, and checks separate from its affiliates.

(b) In the event Borrower is a single-member Delaware limited liability company, the limited liability company agreement of Borrower (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower (“Member”) to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee, or (B) the resignation of Member and the admission of an additional member in either case in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as a “springing” or “special” member of Borrower shall without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower (“Special Member”) and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower, and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

(c) Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any creditors rights laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any creditors rights laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

2.30 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Sale hereunder, (a) none of the funds or assets of Indemnitor, if any, that are used to repay the Loan or of Borrower shall constitute property of, or shall be beneficially owned directly or, to Borrower’s best knowledge, indirectly, by any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that are identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (OFAC), U.S. Department of the Treasury, and/or to Borrower’s best knowledge, as of the date thereof, based upon reasonable inquiry by Borrower, on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Lender would be in violation of law, or (2) Executive Order 13224 (September 23, 2001) issued by the President of the United States (“Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interest, and to Borrower’s best knowledge, as of the date hereof, based upon reasonable inquiry by Borrower, indirect interest, of any nature whatsoever in Borrower or any Indemnitor, as applicable, with the result that the investment in Borrower or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

2.31 Anti-Money Laundering. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, none of the funds of Borrower or any Indemnitor, as applicable, that are used to repay the Loan shall be derived from any unlawful activity, with the result that the investment in Borrower or any Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

2.32 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Deed of Trust or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Deed of Trust, as requested by Lender in its sole discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to Federal or state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(1) Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

(2) Less than 25 percent of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

(3) Borrower qualifies as an “operating company” within the meaning of 29 C.F.R. Section 2510.3-101 or an investment company registered under the Investment Company Act of 1940.

(c) Borrower shall indemnify Lender and defend and hold Lender harmless from and against all civil penalties, excise taxes, or other loss, cost damage and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Deed of Trust.

2.33 Opinion Assumptions. Borrower shall at all times conduct its business so that the assumptions made with respect to Borrower in the Non-Consolidation Opinion shall be true and correct in all material respects.

ARTICLE III.

RESERVES AND CASH MANAGEMENT

3.1 Reserves Generally.

(a) As additional security for the payment and performance by Borrower of all duties, responsibilities and obligations under the Note and the other Loan Documents, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in, (i) the Impound Account, the Debt Service Reserve, the Rollover Reserve, the Reimaging Capital Expenditure Reserve, the Replacement Reserve, as applicable (each as hereinafter defined) and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document, if any (collectively, the “Reserves”), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter held therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Borrower hereby authorizes and consents to the account into which the Reserves have been deposited being held in Lender’s name or the name of any entity servicing the Note for Lender and hereby acknowledges and agrees that Lender, or at Lender’s election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Lender herein may be delivered by Lender at any time to the financial institution wherein the Reserves have been established, and Lender, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Borrower hereby assumes all risk of loss with respect to amounts on deposit in the Reserves. Funds on deposit in any Reserve held by Lender that is interest bearing shall bear interest at a rate equal to the then prevailing commercial money market rate. Solely to the extent such Reserves are held by Lender, all amounts deemed earned on funds contributed to such Reserves at the rate referenced in the immediately preceding sentence shall be retained by Lender and accumulated for the benefit of Borrower and added to the balance in such Reserve and shall be disbursed for payment of the items for which other funds in the Reserves are to be disbursed. Borrower shall not be entitled to earn any interest with respect to funds on deposit in the Impound Account. Notwithstanding the foregoing, the Debt Service Reserve, the Rollover Reserve and the Reimaging Capital Expenditure Reserve shall be invested in Permitted Investments (as defined in the Cash Management Agreement) as directed by Borrower and all earnings on such Reserves shall be accumulated for the benefit of Borrower in such Reserves and disbursed to Borrower upon written request (but not more often than once per month). Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower’s direction and is not the exercise by Lender of any right of set-off or other remedy upon a Default or an Event of Default. Borrower hereby waives all right to withdraw funds from the Reserves except as provided for in this Deed of Trust. If an Event of Default shall exist hereunder or under any other of the Loan Documents Lender may, without notice or demand on Borrower, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys’ fees, costs and expenses) to the Debt or any other obligations of Borrower under the other Loan Documents in such manner as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) subject to the recourse limitations set forth in the Loan Documents, exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

(b) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. Upon assignment of this Deed of Trust by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. If there exists an Event of Default under this Deed of Trust, Lender may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Lender shall subjectively determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Lender may elect, the balance of any or all of the Reserves then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

3.2 Impound Account.

(a) Except as provided in Section 3.2(b) below, Borrower shall establish and maintain at all times while this Deed of Trust continues in effect an impound account (the “Impound Account”) with Lender for payment of real estate taxes and assessments and insurance on the Property and as additional security for the Debt. Simultaneously with the execution hereof, Borrower shall deposit in the Impound Account an amount determined by Lender to be necessary to ensure that there will be on deposit with Lender an amount which, when added to the monthly payments subsequently required to be deposited with Lender hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Lender in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Property at least one (1) month prior to the earlier of (a) the delinquency date thereof or (b) any such date by which Borrower or Lender is required by law to pay same and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Borrower shall pay to Lender, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Borrower is required to maintain hereunder, each as reasonably estimated and determined by Lender. So long as no Event of Default has occurred and is continuing, all sums in the Impound Account shall be held by Lender in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Borrower shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default exists, Lender shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof.

(b) Notwithstanding anything herein or in any other Loan Document to the contrary, at any time prior to the Maturity Date (as defined in the Note), unless and until an Event of Default shall have occurred and be continuing, Borrower shall not be required to make deposits to the Impound Account as required by Section 3.2(a) of this Deed of Trust with respect to real estate taxes or assessments or for insurance premiums provided that Borrower timely delivers satisfactory evidence of renewal of the insurance policy or policies as required hereunder.

3.3 Debt Service Reserve. Pursuant to the terms of the Cash Management Agreement (as hereinafter defined), Borrower shall establish a reserve account (the “Debt Service Reserve”) for the purpose of funding anticipated shortfalls in cash flow required to pay debt service under the Loan or a guaranty thereof as provided in the Cash Management Agreement. The terms and conditions for requests for disbursements from the Debt Service Reserve are set forth in the Cash Management Agreement.

3.4 Rollover Reserve. Pursuant to the terms of the Cash Management Agreement, Borrower shall establish a reserve account (the “Rollover Reserve”) for the purpose of Approved Leasing Expenses (as defined in the Cash Management Agreement) or a guaranty thereof as provided in the Cash Management Agreement. The terms and conditions for requests for disbursements from the Rollover Reserve are set forth in the Cash Management Agreement.

3.5 Reimaging Capital Expenditure Reserve. Pursuant to the terms of the Cash Management Agreement, Borrower shall establish a reserve account (the “Reimaging Capital Expenditure Reserve”) for the purpose of funding Reimaging Capital Expenditures (as defined in the Cash Management Agreement) Loan or a guaranty thereof as provided in the Cash Management Agreement. The terms and conditions for requests for disbursements from the Reimaging Capital Expenditure Reserve are set forth in the Cash Management Agreement.

3.6 Replacement Reserve. Pursuant to the terms of the Cash Management Agreement and at the time specified therein, Borrower shall establish a repair reserve account (the “Replacement Reserve”) for the purpose of funding Repairs (as defined in the Cash Management Agreement). The terms and conditions for requests for disbursements from the Debt Service Reserve are set forth in the Cash Management Agreement.

3.7 Cash Management Agreement. On or before the date hereof, Borrower covenants and agrees to enter into a restricted account agreement and a cash management agreement reasonably acceptable to Lender between Borrower, Lender and, as applicable, one or more certain financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter referred to as the “Lockbox Agreement” and the “Cash Management Agreement”, respectively). At any time after the occurrence and during the continuance of an Event of Default and at the option of Lender in its sole discretion, all Rents shall be transferred from the restricted account under the Lockbox Agreement to the Cash Management Account under the Cash Management Agreement and applied as set forth in the Cash Management Agreement, including, without limitation, application of any sums then held pursuant to the Cash Management Agreement to the payment of the Debt in any order in its sole discretion, and the reserves, if any, then required thereunder shall be funded as provided in the Cash Management Agreement. The Borrower shall pay all reasonable out-of-pocket costs and expenses of the servicer and any bank as required under the Cash Management Agreement. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Debt.

ARTICLE IV.

EVENTS OF DEFAULT

4.1 Events of Default. The occurrence of any of the following events shall be an Event of Default hereunder:

(a) Borrower (x) fails to pay any payments due under the Note or to the Reserves on the date when the same is due and payable, or (y) fails to pay any money to Lender required hereunder at the time or within any applicable grace period set forth herein, or if no grace period is set forth herein, then within seven (7) days of the date such payment is due (except those regarding payments to be made under the Note or to the Reserves, which failure is not subject to any grace or cure period).

(b) Borrower fails to provide insurance as required by Section 2.3 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 2.27 or Section 2.29 hereof.

(c) Borrower fails to perform any other covenant, agreement, obligation, term or condition set forth herein or in any of the other Loan Documents, other than those otherwise described in this Section 4.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Lender to Borrower; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Borrower commences to cure such default promptly after receipt of notice thereof from Lender, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

(d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the Loan evidenced by the Note, or in any of the other Loan Documents to Lender by Borrower, by any principal, general partner, manager or member in Borrower, or by any Indemnitor is determined by Lender to have been false or misleading in any material respect at the time made.

(e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Borrower or its general partners or managing members, or any portion thereof or any interest therein, in violation of Section 2.9 hereof.

(f) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein or herein provided.

(g) Borrower or any Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Borrower, any SPE Equity Owner or for any Indemnitor or for a substantial part of the assets of Borrower, any SPE Equity Owner or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(h) A petition is filed or any case, proceeding or other action is commenced against Borrower, against any SPE Equity Owner or against any Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Borrower, against any SPE Equity Owner or against any Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Borrower, any SPE Equity Owner or of any Indemnitor, a receiver, trustee, custodian or similar officer for Borrower, any SPE Equity Owner or for any Indemnitor, or for any substantial part of any of the properties of Borrower, any SPE Equity Owner or of any Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within ninety (90) days after being commenced.

(i) The Property or any part thereof is taken on execution or other process of law in any action against Borrower.

(j) Borrower abandons all or a portion of the Property.

(k) The holder of any lien or security interest on the Property (without implying the consent of Lender to the existence or creation of any such lien or security interest), whether superior, subordinate or pari passu to this Deed of Trust or any of the other Loan

Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document and such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(l) Intentionally Deleted.

(m) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Borrower, any SPE Equity Owner or any Indemnitor.

ARTICLE V.

REMEDIES

5.1 Remedies Available. If there shall occur an Event of Default under this Deed of Trust and while such Event of Default is existing, then this Deed of Trust is subject to foreclosure as provided by law and Lender may, at its option and by or through a trustee, nominee, assignee or otherwise (including, without limitation, the Trustee), to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

(a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Borrower), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

(b) Entry on the Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Borrower hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Lender’s judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof, and all sums expended by Lender therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Lender by Borrower on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

(c) Collect Rents and Profits. With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

(d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Borrower and without regard to the adequacy of the Property for the repayment of the Debt or the solvency of Borrower or any person or persons liable for the payment of the Debt, and Borrower does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Lender, but nothing herein is to be construed to deprive Lender of any other right, remedy or privilege Lender may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Lender to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 5.3 below. Such receivership shall, at the option of Lender, continue until full payment of all of the Debt or until title to the Property shall have passed by foreclosure sale under this Deed of Trust or deed in lieu of foreclosure.

(e) Foreclosure. Immediately commence an action to foreclose this Deed of Trust or to specifically enforce its provisions with respect to any of the Debt, pursuant to the statutes in such case made and provided, and sell the Property or cause the Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Lender. In the event foreclosure proceedings are instituted by Lender, all expenses incident to such proceedings, including, but not limited to, reasonable attorneys’ fees and costs, shall be paid by Borrower and secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys’ fees and any other amounts due and unpaid to Lender under the Loan Documents, may be bid by Lender in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Lender or its assigns may become the purchaser of the Property or any part thereof.

(f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by or on behalf of Lender, to enforce the payment of the Debt or the other obligations of Borrower hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Lender with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Lender.

(g) Sale of Property. (i) Trustee, at the request of Lender, shall have the power to sell the Property or any part thereof at public auction, in such manner, at such time, and place, upon such terms and conditions, and upon five (5) days notice to Borrower and such public notice as Lender may deem best for the interest of Lender or as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Property in fee simple by trustee’s deed with special warranty of title to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. The proceeds or avails of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Lender under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied as provided in Section 5.2 hereof. Lender, Trustee and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

(ii) Subject to California Civil Code Section 2924g or any successor provision thereto, Lender and Trustee, as applicable, may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable law, Lender or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(iii) Upon the completion of any sale or sales ordered by Lender and made by Trustee under or by virtue of this paragraph, Lender or Trustee, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact for Borrower (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Borrower, if so requested by Trustee or Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgment of Lender, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the property and rights so sold, and shall, to the fullest extent permitted under law, be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Borrower.

(iv) In the event of any sale made under or by virtue of this Deed of Trust (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Debt relative to the Property, immediately thereupon shall, anything in the Note, this Deed of Trust or any other of the Loan Documents to the contrary notwithstanding, become due and payable.

(v) Upon any sale under or by virtue of this Deed of Trust (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting the Debt to and against the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

(vi) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or any part thereof or upon any other property of Borrower shall release the lien of this Deed of Trust upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until the entire Debt is paid in full.

(h) Other. Subject to the recourse limitations set forth in the Loan Documents, exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

5.2 Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Deed of Trust shall be applied, to the extent funds are so available, to the following items in such order as Lender in its discretion may determine:

(a) To payment of the reasonable costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Lender’s rights and remedies hereunder and under the other Loan Documents, including, but not limited to, reasonable receivers’ fees, court costs, attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

(b) To payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(c) To payment of the Debt and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Lender chooses in its sole discretion.

(d) The remainder, if any, of such funds shall be disbursed to Borrower or to the person or persons legally entitled thereto.

5.3 Right and Authority of Receiver or Lender in the Event of Default; Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, and entry upon the Property pursuant to Section 5.1(b) hereof or appointment of a receiver pursuant to Section 5.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Lender’s or the receiver’s sole discretion, all at Borrower’s expense, Lender or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Borrower and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Lender may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Lender’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Lender as attorney-in-fact and agent of Borrower or in its own name as Lender, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Lender may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents and Profits from the Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) initiate a cause of action for unpaid Rents and Profits, payments, income or proceeds in the name of Borrower or Lender; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Lender by this Deed of Trust; and (r) do any acts which Lender in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Lender may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Deed of Trust. This Deed of Trust shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Borrower or Lender, at the request of Lender, to pay all amounts owing under any Lease, contract, concession, license or other agreement to Lender without proof of the Event of Default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Borrower in so doing) any request, notice or demand by Lender for the payment to Lender of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such Lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Deed of Trust or under any of the other Loan Documents has actually occurred or is then existing. Borrower hereby constitutes and appoints Lender, its assignees, successors, transferees and nominees, as Borrower’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Borrower’s name, place and stead, to do or permit any one or more of the described rights, remedies, powers and authorities in this Article V upon an Event of Default, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Lender in connection with any action taken under this Section 5.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Lender until actually paid by Borrower, shall be a demand obligation owing by Borrower to Lender and shall be secured by this Deed of Trust and by every other instrument securing all or any portion of the Debt.

5.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Borrower or Borrower’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Borrower (except tenants of space in the Improvements subject to leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Lender or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Premises is located.

5.5 Notice to Account Debtors. Lender may, at any time during the existence of an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Borrower included in the Property to pay Lender directly. Borrower shall at any time or from time to time upon the request of Lender provide to Lender a current list of all such account debtors and obligors and their addresses.

5.6 Cumulative Remedies. All remedies contained in this Deed of Trust are cumulative and Lender shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Lender and may be exercised in any order and as often as occasion therefor shall arise. No act of Lender shall be construed as an election to proceed under any particular provisions of this Deed of Trust to the exclusion of any other provision of this Deed of Trust or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender. No delay or failure by Lender to exercise any right or remedy under this Deed of Trust shall be construed to be a waiver of that right or remedy or of any Event of Default. Lender may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

5.7 Payment of Expenses. Borrower shall pay within ten (10) days of Lender’s demand all of Lender’s expenses incurred in any efforts to enforce any terms of this Deed of Trust, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, fees of any Rating Agency, fees related to any Rating Agency Confirmation, foreclosure costs and title charges, together with interest thereon from and after the due date until actually paid by Borrower at the Default Interest Rate, and the same shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt.

ARTICLE VI.

MISCELLANEOUS TERMS AND CONDITIONS

6.1 Time of Essence. Time is of the essence with respect to all provisions of this Deed of Trust.

6.2 Release of Deed of Trust. If all of the Debt shall be paid, then and in that event only, all rights under this Deed of Trust, except for those provisions hereof which by their terms survive, shall terminate and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Lender in due form at Borrower’s cost. No release of this Deed of Trust or the lien hereof shall be valid unless executed by Lender.

6.3 Certain Rights of Lender. Without affecting Borrower’s liability for the payment of any of the Debt, Lender may from time to time and without notice to Borrower: (a) release any person liable for the payment of the Debt; (b) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (c) consent in writing to the making of any subdivision map or plat thereof; (d) join in granting any easement therein; or (e) join in any extension agreement of this Deed of Trust or any agreement subordinating the lien hereof.

6.4 Waiver of Certain Defenses. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

6.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Deed of Trust or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon receipt or refusal to accept delivery. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

6.6 Successors and Assigns; Joint and Several Liability. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Borrower and the successors and assigns of Borrower, including all successors in interest of Borrower in and to all or any part of the Property, and shall inure to the benefit of Lender, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Deed of Trust to Borrower or Lender shall be deemed to include all such parties’ successors and assigns, and the term “Lender” as used herein shall also mean and refer to any lawful holder or owner, of any of the Debt. If Borrower consists of more than one person or entity, each is jointly and severally liable to perform the obligations of Borrower hereunder and all representations, warranties, covenants and agreements made by Borrower hereunder are joint and several.

6.7 Severability. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

6.8 Gender. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

6.9 Waiver; Discontinuance of Proceedings. Lender may waive any single Event of Default by Borrower hereunder without waiving any other prior or subsequent Event of Default. Lender may remedy any Event of Default by Borrower hereunder without waiving the Event of Default remedied. Neither the failure by Lender to exercise, nor the delay by Lender in exercising, any right, power or remedy upon any Event of Default by Borrower hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Lender of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Lender of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Lender shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Lender shall have the unqualified right to do so and, in such an event, Borrower and Lender shall be restored to their former positions with respect to the Debt, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the same had never been invoked.

6.10 Section Headings. The headings of the sections and paragraphs of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

6.11 GOVERNING LAW. THIS DEED OF TRUST WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE PROPERTY LOCATED IN SUCH STATE.

6.12 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

6.13 Relationship of the Parties. The relationship between Borrower and Lender is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

6.14 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Borrower’s request and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

6.15 Unsecured Portion of Indebtedness. If any part of the Debt cannot be lawfully secured by this Deed of Trust or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Deed of Trust.

6.16 Cross Default; Cross-Collateralization. An Event of Default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents. Borrower acknowledges that Lender has made the loan evidenced by the Note to Borrower upon the security of its collective interests in each Individual Property and in reliance upon the aggregate of each Individual Property taken together being of greater value as collateral security than the value of each Individual Property. Borrower agrees that this Deed of Trust secures the Property in the aggregate and each and every Individual Property is and shall be cross-collateralized.

6.17 Interest After Sale. In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Premises is located), bear interest at the Default Interest Rate.

6.18 Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Deed of Trust, and that the provisions of this Deed of Trust shall control over the provisions of the Lease Assignment, the Environmental Indemnity Agreement, and the other Loan Documents.

6.19 Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

6.20 No Merger. It is the desire and intention of the parties hereto that this Deed of Trust and the lien hereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Lender acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an appropriate document duly recorded, this Deed of Trust and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Deed of Trust may be foreclosed as if owned by a stranger to said other or additional interests.

6.21 Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Lender to amend, modify, increase, vary, alter or supplement this Deed of Trust, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Deed of Trust losing its priority over the rights of any such junior lien.

6.22 Lender May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the principals, general partners or managing members in Borrower, or their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

6.23 Fixture Filing. This Deed of Trust shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the real estate records of the county where the Premises is situated. The mailing address of Borrower and the address of Lender from which information concerning the security interests may be obtained are set forth in Section 2.18 above.

6.24 After-Acquired Property. All property acquired by Borrower after the date of this Deed of Trust which by the terms of this Deed of Trust shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Borrower and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Deed of Trust. Nevertheless, Borrower shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Lender shall require for accomplishing the purposes of this Deed of Trust.

6.25 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including, but not limited to, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Lender.

6.26 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Deed of Trust may be detached from any counterpart of this Deed of Trust without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Deed of Trust identical in form hereto but having attached to it one or more additional signature pages.

6.27 Personal Liability. Notwithstanding anything to the contrary contained in this Deed of Trust, the liability of Borrower and its officers, directors, general partners, managers, members and principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in the Note.

6.28 Recording and Filing. Borrower will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Lender shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Borrower shall reimburse Lender, or its servicing agent, for the reasonable costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

6.29 Entire Agreement and Modifications. This Deed of Trust and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Deed of Trust and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

6.30 Intentionally Reserved.

6.31 Secondary Market. Lender may sell, transfer and deliver the Note and the Loan Documents to one or more investors in the secondary mortgage market (a “Secondary Market Transaction”). In connection with such sale, Lender may retain or assign responsibility for servicing the loan evidenced by the Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the Investors (as hereinafter defined). Notwithstanding anything herein to the contrary, neither Borrower nor any Indemnitor shall incur any costs or expenses relating to a Secondary Market Transaction and any such Secondary Market Transaction shall be subject to any separate confidentiality agreement between Borrower and Lender. All references to Lender herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

6.32 Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, this Deed of Trust and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”), but subject to any separate confidentiality agreement between Borrower and Lender, Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the “Investors”) or any rating agency rating such Securities (each a “Rating Agency”), each prospective Investor and each of the foregoing’s respective counsel, all documents and information which Lender now has or may hereafter acquire relating to the Debt, to Borrower, any guarantor, any indemnitor, and the Property, which shall have been furnished by Borrower and any Indemnitor, as Lender determines necessary or desirable.

6.33 Certain Matters Relating to Property Located in the State of California. With respect to the Property which is located in the State of California, notwithstanding anything contained herein to the contrary:

(a) Borrower waives to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisal before sale of any portion of the Property, and (ii) all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or declare due the whole of the Debt and marshaling in the event of foreclosure of the liens hereby created, and (iii) all rights and remedies which Borrower may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties; provided, however, nothing contained herein shall be deemed to be a waiver of Borrower’s rights under Section 2924c of the California Civil Code.

(b) All references to California statutes herein include successor provisions, amendments or modifications to such statutes.

6.34 Intentionally Deleted.

6.35 Splitting the Loan. Lender shall have the right from time to time to sever the Note into two or more separate notes and/or participation interests including, but not limited to, separate senior and junior notes, participations or components. Such notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates equals the Note Rate (as defined in the Note) as of the closing of the Loan. Borrower acknowledges that partial prepayments of principal may cause the Note Rate to change over time due to the non pro-rata allocation of such prepayments between any such separate notes, participations or components.

6.36 Release of Individual Property. Lender agrees to release (the “Partial Release”) from the lien of this Deed of Trust and the other Loan Documents any Individual Property and all the Improvements located thereon (each, a “Released Property”), together (subject to Section 6.36(f) below) with such Released Property’s pro-rata share of the funds in the Debt Service Reserve, Rollover Reserve and Reimaging Capital Expenditure Reserve (based upon the ratio of the Defeasance/Prepayment Amount (as hereinafter defined) to the balance of the Loan outstanding immediately prior to such Partial Release), upon satisfaction of the following conditions by Borrower:

(a) Borrower shall deliver to Lender not less than thirty (30) days’ written notice (or a shorter period of time if permitted by Lender in its reasonable discretion) a request for release setting forth (i) the date of the Partial Release, and (ii) the name of the proposed transferee.

(b) Borrower shall, simultaneously with the Partial Release, transfer title to the Released Property that is the subject of the Partial Release to a person other than Borrower or any SPE Equity Owner and Lender shall have received (A) a copy of such deed and (B) a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Released Property is located.

(c) No Event of Default shall have occurred and be continuing, and Lender and the Rating Agencies shall have received a certificate from Borrower confirming the foregoing.

(d) Contemporaneously with the release of the Released Property, Borrower shall (x) with respect to any Par Release Property (as hereinafter defined), effect a Partial Defeasance (as defined in the Note) or partially prepay the Loan in an amount equal to the Allocated Loan Amount (as defined in the Note) attributable to the Released Property, and (y) with respect to any Individual Property that is not a Par Release Property, effect a Partial Defeasance or partially prepay the Loan in an amount equal to one hundred ten percent (110%) of the Allocated Loan Amount attributable to the Released Property (the “Defeasance/Prepayment Amount”). For purposes hereof, a “Par Release Property” shall mean an Individual Property (i) for which the Allocated Loan Amount, when added to the Allocated Loan Amount of any other Individual Property previously released, does not exceed fifty percent (50%) of the original principal amount of the Loan, and (ii) following the release of such Individual Property, the aggregate debt service coverage ratio of all remaining Property secured by this Deed of Trust based upon the actual debt service (including mezzanine debt) and actual net operating income, each for the trailing six (6) month period annualized, shall be 1.20:1 or greater, as determined by Lender.

(e) Borrower shall have paid all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the release of the Released Property, and shall have otherwise satisfied the terms of Section 1.5 of the Note.

(f) Notwithstanding the foregoing, the Reserve amounts allocated to a Released Property shall only be released to Borrower if, following the release of such Individual Property, the aggregate debt service coverage ratio of all remaining Property secured by this Deed of Trust based upon the actual debt service (including mezzanine debt) and actual net operating income, each for the trailing six (6) month period annualized, shall be 1.0:1.0 or greater, as determined by Lender; provided, however, that if the debt service coverage test is not satisfied at the time of release of a Partial Release, any Reserve amounts allocated to such Released Property may be released to Borrower if the debt service coverage ratio above is satisfied in connection with any subsequent Partial Release.

(g) Lender shall be reasonably satisfied that the debt service coverage ratio for the Property remaining after the Partial Release shall be not less than (x) the debt service coverage ratio for the Property prior to such Partial Release and (y) the debt service coverage ratio of the Property as of the date hereof, as reasonably determined by Lender as of the time of the Partial Release. For such purposes, the debt service coverage ratio shall mean the ratio of actual debt service (including any mezzanine debt) to actual net operating income, each for the applicable trailing six (6) month period annualized.

6.37 Substitution of Individual Property.

(a) Subject to the terms and conditions set forth in this Section 6.37, Borrower may obtain a release of the lien of this Deed of Trust encumbering an Individual Property (the “Substituted Property”) by substituting therefor its fee or leasehold interest in either (i) an office property or (ii) the same asset class as the Substituted Property (a “Substitute Property”), provided that no such substitution may occur after the Maturity Date. In addition, any such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent:

(1) The Substitute Property must be a property as to which Borrower will hold indefeasible fee or ground leasehold title free and clear of any lien or other encumbrance except for Permitted Encumbrances, Leases and easements, restrictive covenants and other title exceptions which do not have a material adverse effect on the utility or value of such property for its current use. In the event Borrower’s interest in the Substitute Property is a ground leasehold interest, the ground lease must comply with all then-applicable Rating Agency requirements and the ground lessor must issue an estoppel certificate satisfying Rating Agency requirements and otherwise confirming the absence of any defaults under the applicable ground lease, the term of the ground lease and an acknowledgement of Lender’s lien on the leasehold estate and its address for notices, in addition to such other commercially reasonable statements required by prudent mortgage lenders.

(2) Lender and Rating Agencies shall have received (A) a copy of a deed conveying all of Borrower’s right, title and interest in and to the Substituted Property to an entity other than Borrower or any SPE Equity Owner in an arms’ length transaction and (B) a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records for the county in which the Substituted Property is located.

(3) Lender and the applicable Rating Agencies shall have received an “MAI” appraisal of the Substitute Property dated no more than forty five (45) days prior to the substitution by an appraiser acceptable to such Rating Agencies, indicating an appraised value of the Substitute Property that is at least equal to the greater of the appraised value of the Substituted Property determined by Lender in connection with the closing of the Loan or determined by an appraiser in connection with the encumbrance of the Substitute Property by the Supplemental Deed of Trust (as hereinafter defined).

(4) The debt service coverage ratio for the Substitute Property shall be not less than the debt service coverage ratio for the Substituted Property, as reasonably determined by Lender as of the time of the substitution. For such purposes, the debt service coverage ratio shall mean the ratio of actual debt service (including any mezzanine debt) to actual net operating income, each for the trailing six (6) month period annualized.

(5) The loan-to-value ratio for the Substitute Property as reasonably determined by Lender based upon the “MAI” appraisal of the Substitute Property shall be not greater than the loan-to-value ratio for the Substituted Property, as reasonably determined by Lender as of the time of the substitution; provided, however, that, if Borrower disagrees with the determination made by Lender, then, at the option of Borrower, Borrower may obtain an “MAI” appraisal of the Substituted Property and the loan-to-value ratio for the Substituted Property shall be re-determined based upon such “MAI” appraisal. In the event said tests under subclause (4) and this subclause (5) are not met, Borrower shall have the right to (a) voluntarily pay down the Note and/or (b) deliver to Lender collateral reasonably acceptable to the Rating Agencies, such as a letter of credit, to meet the loan-to-value ratio or debt service coverage ratio requirements, as the case may be. There shall be no prepayment fee, premium, or penalty in connection with a substitution except to the extent that a voluntary prepayment is made in connection therewith to satisfy the loan-to-value or coverage requirements, in which case any then applicable prepayment premium shall be due and payable for the portion of the Loan so prepaid.

(6) If the Loan is part of a Secondary Market Transaction and if the Allocated Loan Amount of the Substituted Property exceeds twenty-five percent (25%) of the original Loan amount, Lender shall have received evidence in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Securities issued in connection with the Secondary Market Transaction that are then outstanding.

(7) No Event of Default shall have occurred and be continuing. Lender and the Rating Agencies shall have received a certificate from Borrower confirming the foregoing.

(8) Borrower shall have executed, acknowledged and delivered to Lender a deed of trust (the “Supplemental Deed of Trust”), and two financing statements (“UCC Financing Statements”) with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Supplemental Deed of Trust and UCC Financing Statements and agreeing to record or file, as applicable, such Supplemental Deed of Trust and one of the UCC Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC Financing Statement in the office of the Secretary of State of the residence of Borrower, so as to effectively create upon such recording and filing valid and enforceable liens upon the Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other liens as are permitted pursuant to the Loan Documents. The Supplemental Deed of Trust and UCC Financing Statements shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the Substituted Property subject to modifications (including cross-default and cross-collateralization) reflecting the Substitute Property as an additional Property securing the Note that is the subject of such documents and such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (14) below. The Supplemental Deed of Trust encumbering the Substitute Property shall secure all amounts evidenced by the Note.

(9) Lender shall have received (A) any “tie in” or similar endorsement to each title insurance policy insuring the lien of this Deed of Trust as of the date of the substitution available with respect to the title insurance policy insuring the lien of the Supplemental Deed of Trust with respect to the Substitute Property and (B) a title insurance policy (or a marked, signed and redated commitment to issue such title insurance policy) insuring the lien of the Supplemental Deed of Trust encumbering the Substitute Property, issued by the title company that issued the title insurance policies insuring the lien of this Deed of Trust and dated as of the date of the substitution in the amount of the Allocated Loan Amount attributable to the Substituted Property insuring the lien of the Supplemental Deed of Trust encumbering the Substituted Property. The title insurance policy issued with respect to the Substitute Property shall (1) insure Lender that the relevant Supplemental Deed of Trust creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (2) contain such endorsements and affirmative coverages as are contained in the title insurance policies insuring the liens of this Deed of Trust, to the extent available in the jurisdiction in which the Substitute Property is located and (3) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and title insurance policies have been paid.

(10) Lender shall have received a current title survey for the Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute Property is located. Such survey shall reflect the same legal description contained in the title insurance policy relating to the Substitute Property. The surveyor’s seal shall be affixed to each survey and each survey shall certify whether the surveyed property is located in a “one hundred year flood hazard area”.

(11) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for the Property under this Deed of Trust have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the then current policy period.

(12) Lender shall have received a Phase I environmental report and, if recommended under the Phase I environmental report, a Phase II environmental report from a nationally recognized environmental consultant approved by the Rating Agencies (if applicable), not less than forty five (45) days prior to such release and substitution, which conclude that the Substitute Property does not contain any Hazardous Substances (except for those substances used by Borrower or any Tenant in the ordinary course of their respective businesses or in the ordinary use, operation, maintenance, repair, renovation and/or occupancy of the Property, or any portion thereof, and in compliance with all Environmental Laws and where such Hazardous Substances could not reasonably be expected to give rise to liability under Environmental Laws) and is not subject to any material risk of contamination from any off site Hazardous Substances. If any such report discloses the presence of any Hazardous Substances (except for those substances used by Borrower or any Tenant in the ordinary course of their respective businesses or in the ordinary use, operation, maintenance, repair, renovation and/or occupancy of the Property, or any portion thereof, and in compliance with all Environmental Laws and where such Hazardous Substances could not reasonably be expected to give rise to liability under Environmental Laws) or the material risk of contamination from any off site Hazardous Substances, such report shall include an estimate of the cost of any related remediation and Borrower shall deposit with Lender an amount equal to one hundred twenty five percent (125%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such report indicating that there is no longer any Hazardous Substances (except for those substances used by Borrower or any Tenant in the ordinary course of their respective businesses or in the ordinary use, operation, maintenance, repair, renovation and/or occupancy of the Property, or any portion thereof, and in compliance with all Environmental Laws and where such Hazardous Substances could not reasonably be expected to give rise to liability under Environmental Laws) on the Substitute Property or any material risk of contamination from any off site Hazardous Substances that has not been fully remediated in accordance with all applicable laws and (B) paid receipts indicating that the costs of all such remediation work have been paid. Such report shall also state the amount of time that will be necessary to complete such remediation, as may be required by law. Borrower covenants to undertake any repairs, cleanup or remediation indicated. A guaranty by an Approved Guarantor or a Qualified Letter of Credit as defined in the Cash Management Agreement may be substituted in lieu of any deposit under this clause.

(13) Borrower shall deliver or cause to be delivered to Lender (A) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the closing of the Loan; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction) and (C) resolutions of Borrower authorizing the substitution and any actions taken in connection with such substitution.

(14) Lender shall have received the following opinions of Borrower’s counsel (which opinions, with respect to the opinions set forth in clauses (A), (B) and (C) below, shall be in form similar to the corresponding opinions delivered in connection with the closing of the Loan): (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (8) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors’ rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute

Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (B) an opinion of counsel stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (8) above were duly authorized, executed and delivered by Borrower; (C) an opinion of counsel stating that subjecting the Substitute Property to the lien of the Supplemental Deed of Trust and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of any cross collateralization required thereunder; and (D) an update of the Non-Consolidation Opinion delivered at closing indicating that the substitution does not affect the opinions set forth therein.

(15) Borrower shall have paid or reimbursed Lender for all reasonable third party out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, any mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

(16) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the three (3) most recently completed fiscal years and a current operating statement for the Substituted Property or, if information is not available for a three (3) year period or if the Substituted Property has been substantially renovated within such three (3) year period, such lesser period as is available, but in no event less than twelve (12) months. Each of the statements required under this clause (16) shall be certified to Lender as being true and correct and a certificate from Borrower certifying that there has been no adverse change in the financial condition of the Substitute Property since the date of such operating statements; provided, however, that, if Borrower has owned the Substituted Property for less than twelve (12) months, such certifications shall be solely to Borrower’s knowledge.

(17) Lender shall have received copies of all tenant leases affecting the Substitute Property certified by Borrower as being true and correct; provided, however, that, if Borrower has owned the Substituted Property for less than twelve (12) months, such certifications shall be solely to Borrower’s knowledge. Lender shall have received a current rent roll of the Substitute Property certified by Borrower as being true and correct; provided, however, that, if Borrower has owned the Substituted Property for less than twelve (12) months, such certifications shall be solely to Borrower’s knowledge. Lender shall have received tenant estoppels from at least fifty percent (50%) (by square footage) of the Substitute Property and subordination, non-disturbance and attornment agreements from any tenant of the Substitute Property whose lease requires such agreement be provided.

(18) Lender shall have received a physical conditions report with respect to the Substitute Property from a nationally recognized structural consultant approved by the Rating Agencies (if applicable) in a form recognized and approved by such Rating Agencies not less than forty five (45) days prior to such release and substitution stating that the Substitute Property and its use comply in all material respects with all applicable requirements of law (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste. If compliance with any applicable legal requirements are not addressed by the physical conditions report, such compliance shall be confirmed by delivery to Lender of either (i) a certificate of an architect licensed in the state in which the Substitute Property is located, (ii) a letter from the municipality in which such Substitute Property is located, (iii) a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws), (iv) an ALTA 3.1 zoning endorsement to the title insurance policy delivered pursuant to clause (9) above (with respect to zoning laws), (v) a subdivision endorsement to the title insurance policy delivered pursuant to clause (9) above (with respect to subdivision laws) to the extent such endorsements are available in the jurisdiction in which the Substitute Property is located or (vi) a report from a reputable zoning report service such as The Planning and Zoning Resource Corporation. If the physical conditions report recommends that any repairs be made with respect to the Substitute Property, such physical conditions report shall include an estimate of the cost of such recommended repairs. A guaranty by an Approved Guarantor or a Qualified Letter of Credit may be substituted in lieu of any deposit under this clause. Borrower covenants to undertake any repairs, cleanup or remediation indicated in the physical conditions report before the earlier of (x) the time required by applicable law or (y) six (6) months after the time recommended in the physical conditions report.

(19) Lender shall have received and reasonably approved each management agreement, if any, relating to the Substitute Property, and Borrower shall have demonstrated that such agreements are substantially similar to the agreements then in place at the Substituted Property.

(20) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Rating Agencies may have reasonably requested.

(21) Lender shall have received copies of all contracts and agreements relating to the leasing and operation of the Substitute Property together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto; provided, however, that, if Borrower has owned the Substituted Property for less than twelve (12) months, such certifications shall be solely to Borrower’s knowledge.

(22) Borrower shall submit to Lender, not less than fifteen (15) days prior to the date of such substitution, a release of lien (and related Loan Documents) for the Substituted Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Substituted Property is located.

Upon the satisfaction of the foregoing conditions precedent, Lender will release its lien from the Substituted Property to be released and the Substitute Property, together with the remaining collateral Property, shall be deemed to be part of the Property for purposes of the Note, and the amount of the Loan allocated to the Substitute Property shall be equal to the Allocated Loan Amount of the related Substituted Property, less any actual principal reduction under clause (5) above.

ARTICLE VII.

CONCERNING THE TRUSTEE

7.1 Certain Rights. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (i) to select, employ and consult with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys, (iii) to select and employ, in and about the execution of his or her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith), and (iv) any and all other lawful action that Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Borrower will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save and hold Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.

7.2 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

7.3 Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing to Lender. If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or if, for any reason, Lender, in Lender’s sole discretion and with or without cause, shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Lender shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Lender, and if such Lender be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Borrower hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his or her successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Trustees from subsequently executing, jointly or severally, any or all of the provisions hereof.

7.4 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

7.5 Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in such Trustee’s place.

7.6 No Representation by Trustee or Lender. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Lender pursuant to the Loan Documents, including, without limitation, any officer’s certificate, financial statement, survey, appraisal or insurance policy, neither Trustee nor Lender shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Lender.

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IN WITNESS WHEREOF, Borrower has executed this Deed of Trust on the day and year first written above.

BORROWER:

UTC PROPERTIES LLC,
a Delaware limited liability company

By:	/s/ Authorized Signatory
Name:
Title:

By:	/s/ Authorized Signatory
Name:
Title:

STATE OF	)
)SS.
COUNTY OF	)

On March     , 2007, before me                                         , Notary Public, personally appeared                                          personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies) and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Authorized Signatory
Notary Public

STATE OF	)
)SS.
COUNTY OF	)

On March     , 2007, before me                                         , Notary Public, personally appeared                                          personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity(ies) and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Authorized Signatory
Notary Public